EXHIBIT 10(f)

                                                               CONFORMED COPY

                                                          [EXHIBITS D, E,
                                                         F, G, H-1 AND H-2
                                                        CONFORMED AS EXECUTED]







                                  $15,000,000


                               CREDIT AGREEMENT


                                 dated as of


                                March 9, 1994


                                    among


                             Perini Corporation


                           The Banks Listed Herein


                                      and


                  Morgan Guaranty Trust Company of New York,
                                   as Agent

                     TABLE OF CONTENTS (1)<F1>


                                                        Page

                           ARTICLE I
                          DEFINITIONS


SECTION 1.01  Definitions..........................        1
        1.02  Accounting Terms and Determinations..       13


                           ARTICLE II
                          THE CREDITS


SECTION 2.01  Commitments to Lend..................       13
        2.02  Method of Borrowing..................       14
        2.03  Notes................................       15
        2.04  Maturity of Loans....................       15
        2.05  Interest Rates.......................       15
        2.06  Commitment Fees......................       16
        2.07  Participation Fee....................       16
        2.08  Agency Fee...........................       16
        2.09  Optional Termination or Reduction of
                Commitments........................       16
        2.10  Mandatory Termination or Reduction of
                Commitments........................       17
        2.11  Prepayments..........................       18
        2.12  General Provisions as to Payments....       18
        2.13  Computation of Interest and Fees.....       19
        2.14  Maximum Interest Rate................       19


                          ARTICLE III
                          CONDITIONS


SECTION 3.01  Effectiveness........................       20
        3.02  Conditions to each Borrowing.........       22







[FN]
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<F1>The Table of Contents is not a prat of this Agreement.

                          ARTICLE IV
                REPRESENTATIONS AND WARRANTIES


SECTION 4.01   Corporate Existence and Power.......       22
        4.02   Corporate and Governmental
                 Authorization; No Contravention...       23
        4.03   Binding Effect; Liens of
                 Collateral Documents..............       23
        4.04   Financial Information...............       23
        4.05   Litigation..........................       24
        4.06   Compliance with ERISA...............       24
        4.07   Environmental Matters...............       25
        4.08   Taxes...............................       26
        4.09   Subsidiaries........................       26
        4.10   Not an Investment Company...........       27
        4.11   No Burdensome Restrictions..........       27
        4.12   Full Disclosure.....................       27
       4.13    Ownership of Properties; Liens......       27


                          ARTICLE V
                          COVENANTS


SECTION 5.01   Information.........................       28
        5.02   Payment of Obligations..............       31
        5.03   Maintenance of Property; Insurance..       31
        5.04   Conduct of Business and
                 Maintenance of Existence..........       31
        5.05   Compliance with Laws................       32
        5.06   Inspection of Property, Books and
                 Records...........................       32
        5.07   Current Ratio.......................       32
        5.08   Debt................................       32
        5.09   Minimum Consolidated Tangible
                 Net Worth.........................       33
        5.10   Interest Coverage...................       33
        5.11   Negative Pledge.....................       33
        5.12   Consolidations, Mergers and
                 Sales of Assets...................       34
        5.13   Use of Proceeds.....................       35
       5.14    Restricted Payments.................       35
        5.15   Real Estate Investments.............       35
       5.16    Other Investments...................       36
       5.17    Further Assurances..................       37


                         ARTICLE VI
                          DEFAULTS


SECTION 6.01   Events of Default...................       37
        6.02   Notice of Default...................       40


                         ARTICLE VII
                          THE AGENT


SECTION 7.01   Appointment and Authorization.......       41
        7.02   Agent and Affiliates................       41
        7.03   Action by Agent.....................       41
        7.04   Consultation with Experts...........       41
        7.05   Liability of Agent..................       41
        7.06   Indemnification.....................       42
        7.07   Credit Decision.....................       42
        7.08   Successor Agent.....................       42
        7.09   Collateral Documents................       43


                           ARTICLE VIII
                     CHANGE IN CIRCUMSTANCES

SECTION 8.01  Reduced Return......................        43


                          ARTICLE IX
                        MISCELLANEOUS


SECTION 9.01 Notices..............................        44
        9.02 No Waivers...........................        44
        9.03 Expenses; Documentary Taxes;
               Indemnification....................        45
        9.04 Sharing of Setoffs...................        46
        9.05 Amendments and Waivers...............        46
        9.06 Successors and Assigns...............        46
        9.07 Collateral...........................        48
        9.08 Governing Law; Submission to
              Jurisdiction.......................         48
        9.09 Counterparts; Integration............        48
        9.10 WAIVER OF JURY TRIAL.................        48
Schedule I    -  Existing Debt

Schedule II   -  Proposed Guarantees

Schedule III  -  Existing Liens

Schedule IV   -  Mortgaged Facilities

Exhibit A     -  Note

Exhibit B-1   -  Opinion of General Counsel of the Borrower

Exhibit B-2   -  Opinion of New York Counsel for the Borrower

Exhibit C-1   -  Opinion of Special New York Counsel for the Agent

Exhibit C-2   -  Opinion of Special Arizona Counsel for the Agent

Exhibit D     -  Borrower Security Agreement

Exhibit E     -  Borrower Pledge Agreement

Exhibit F     -  Subsidiary Guarantee Agreement

Exhibit G     -  Subsidiary Security Agreement

Exhibit H-1   -  Deed of Trust

Exhibit H-2   -  Deed of Trust

Exhibit I          -  Assignment and Assumption Agreement


                              CREDIT AGREEMENT



         AGREEMENT dated as of March 9, 1994 among PERINI CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                                  ARTICLE I

                                 DEFINITIONS


         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing Documents, and its successors in such capacity.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means Perini Corporation, a Massachusetts corporation, and its successors.

         "Borrower's 1992 Form 10-K" means the Borrower's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrower Pledge Agreement" means the Borrower Pledge Agreement in substantially the form of Exhibit E between the Borrower and the Agent as executed and delivered pursuant to Section 3.01(c) as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

         "Borrower Security Agreement" means the Borrower Security Agreement in substantially the form of Exhibit D between the Borrower and the Agent, as executed and delivered pursuant to Section 3.01(c) and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

         "Borrowing" means a borrowing under this Agreement consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Massachusetts are authorized by law to close.

         "Casualty Event" means (i) any destruction of or damage to property through one or more related events for which the Borrower or any of its Subsidiaries may be entitled to insurance proceeds or restitution payments or
(ii) any condemnation of property, or any transfer or other disposition of property in lieu of condemnation, for which the Borrower or any of its Subsidiaries may be entitled to a condemnation award or other compensation.

         "Casualty Proceeds" means, with respect to any Casualty Event, all insurance proceeds (except proceeds of business interruption insurance), restitution payments, condemnation awards and other compensation received by the Borrower or any of its Subsidiaries (or, in the case of a Casualty Event relating to a Mortgaged Facility, by the Agent in accordance with the Collateral Documents) in respect thereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time and any rules or regulations promulgated thereunder.

         "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or are purported to be created pursuant to the Collateral Documents.

         "Collateral Documents" means the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Guarantee Agreement, the Deeds of Trust and all other supplemental or additional security agreements, pledge agreements, mortgages or similar instruments delivered pursuant hereto or thereto.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

         "Consolidated Capital Base" means, at any date, the Consolidated Tangible Net Worth of the Borrower at such date plus 75% of the principal amount of any Special Subordinated Debt outstanding at such date.

         "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries excluding costs related to Claims, all determined as of such date. For purposes of this definition, "Claims" mean the amount (to the extent reflected in determining such consolidated current assets) of disputed or unapproved change orders in regards to scope and/or price that, in Perini project management's opinion (and approved by Perini senior management), will not be resolved in the normal course of business (i.e. through the change order process and without resort to litigation or arbitration) and which have not been previously reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 1993.

         "Consolidated Current Liabilities" means at any date the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, determined as of such date.

         "Consolidated Earnings Before Interest and Taxes" means for any period Consolidated Net Income for such period (x) less (i) the Borrower's equity share of income (or plus the Borrower's equity share of loss) of unconsolidated joint ventures for such period and (ii) capitalized real estate taxes for such period, to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof, and
(y) plus (i) cash distributions of earnings from unconsolidated joint ventures for such period and (ii) the aggregate amount deducted in determining such Consolidated Net Income in respect of Consolidated Interest Charges and income taxes.

         "Consolidated Interest Charges" means for any period the aggregate interest expense of the Borrower and its Consolidated Subsidiaries for such period including, without limitation, (i) the portion of any obligation under capital leases allocable to interest expense in accordance with generally accepted accounting principles, (ii) the portion of any debt discount that shall be amortized in such period and (iii) any interest accrued during such period which is capitalized in accordance with generally accepted accounting principles, and without any reduction on account of interest income.

         "Consolidated Net Income" means for any period the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated Subsidiary" of any Person means at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" of any Person means at any date the consolidated stockholders' equity of such Person and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1992 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, capitalized real estate taxes (to the extent not permitted to be capitalized in accordance with generally accepted accounting principles as in effect on the date hereof), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental (other than real estate developmental) expenses and other intangible items.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Debt of others Guaranteed by such Person; provided that advances to the Borrower or a Subsidiary by a joint venture out of the Borrower's or such Subsidiary's share of the undistributed earnings of such joint venture shall not constitute Debt.

         "Deeds of Trust" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 9, 1994 for each of the Mortgaged Facilities, each substantially in the form of Exhibits H-1 and H-2 hereto.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Environmental Laws" means any and all federal state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Environmental Liabilities" means any and all liabilities of or relating to the Borrower or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of the Borrower or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exempt Group" means (i) any employee benefit plan of the Borrower or any Subsidiary, (ii) any entity or Person holding shares of common stock of Borrower organized, appointed or established by the Borrower or any Subsidiary for or pursuant to the terms of any such plan or (iii) The Perini Memorial Foundation, Inc., The Joseph Perini Memorial Foundation, or any of the various trusts established under the wills of Lewis R. Perini, Senior, Joseph R. Perini, Senior or Charles B. Perini, Senior.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Financing Documents" means this Agreement, the Subsidiary Guarantee Agreement, the Notes and the Collateral Documents.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit or bid and performance bonds and guarantees in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Interest Period" means, with respect to each Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise.

         "Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Loan to be made by a Bank pursuant to Section 2.02.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

         "Modified Parent Company Debt" means at any date the Debt of the Borrower (other than Debt payable to any Wholly-Owned Consolidated Subsidiary or Debt payable pursuant to this Agreement), determined on an unconsolidated basis as of such date, less 75% of the principal amount of any Special Subordinated Debt outstanding on such date.

         "Mortgaged Facilities" means the properties described on Schedule IV.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" has the meaning set forth in Section 2.02.

         "Notice Time" has the meaning set forth in Section 2.16(b).

         "Obligor" means each of the Borrower and the Subsidiary Guarantors, and "Obligors" means all of the foregoing.

         "Paramount Development Associates" means Paramount Development Associates, a Massachusetts corporation.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Percentage" means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments.

         "Perini Building Company" means Perini Building Company, Inc., an Arizona corporation.

         "Perini International" means Perini International Corporation, a Massachusetts corporation.

         "Perini Land and Development" means Perini Land and Development Company, a Delaware corporation.

         "Permitted Encumbrances" means, with respect to any real property owned or leased by the Borrower or any of its Subsidiaries:

         (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with generally accepted accounting principles;

         (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 60 days or (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with generally accepted accounting principles; and

         (c) other Liens or title defects (including matters which an accurate survey might disclose) which (x) do not secure Debt; (y) do not materially detract from the value of such real property or materially impair the use thereof by the Borrower or such Subsidiary in the operation of its business; and (z) are set forth in the title reports referred to in Section 3.01(h) hereof.

         "Permitted Liens" means the Liens permitted to exist under Section
5.11.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "Primary Credit Facility" means the credit agreement dated as of May 10, 1993 among the Borrower, Morgan Guaranty Trust Company of New York, as Agent, and the banks listed on the signature pages therein.

         "Real Estate Investment" means (i) the acquisition, construction or improvement of any real property, other than real property used by the Borrower or a Consolidated Subsidiary in the conduct of its construction business or
(ii) any Investment in any Person (including Perini Land and Development or another Consolidated Subsidiary, but without duplication of any Real Estate Investment made by such Person with the proceeds of such Investment) engaged in real estate investment or development or whose principal assets consist of real property; provided that the Guarantees contemplated by Section 5.08(b)(ii) and
(iii) shall not constitute Real Estate Investments.

         "R. E. Dailey & Co." means R. E. Dailey & Co., a Michigan corporation.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank.

         "Regulated Activity" means any generation, treatment, storage, recycling, transportation or Release of any Hazardous Substance.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Release" means any discharge, emission or release, including a Release as defined in CERCLA at 42 U.S.C. {Sec. Mark} 9601(22). The term "Released" has a corresponding meaning.

         "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock; provided that none of the following shall constitute Restricted Payments: (i) the declaration and payment of dividends on preferred stock of the Borrower in an aggregate amount with respect to any four consecutive fiscal quarters not exceeding $2,125,000, (ii) the exchange of Special Subordinated Debt for the Borrower's $21.25 Convertible Exchangeable Preferred Shares, or (iii) the redemption, for an aggregate redemption price not exceeding $200,000, of the "Rights" issued pursuant to the Shareholder Rights Agreement dated as of September 23, 1988, as amended, between the Borrower and The First National Bank of Boston, as Rights Agent or
(iv) cash payments in the ordinary course of business in full or partial settlement of employee stock options or similar incentive compensation arrangements.

         "Special Subordinated Debt" means the 8 1/2% Convertible Subordinated Debentures due 2012 of the Borrower issuable in exchange for the Borrower's $21.25 Convertible Exchangeable Preferred Shares in accordance with the terms of the Certificate of Vote of Directors Establishing a Series of a Class of Stock fixing the relative rights and preferences of such Shares as originally filed with the Secretary of the Commonwealth of Massachusetts.

         "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Subsidiary Guarantor" means each of Perini Building Company, Perini International, Perini Land and Development, R. E. Dailey & Co., Paramount Development Associates and each other Subsidiary of the Borrower which becomes a party to the Subsidiary Guarantee Agreement pursuant to Section 3.01 thereof, and their respective successors.

         "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement in substantially the form of Exhibit F among the Borrower, the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(b) and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

         "Subsidiary Security Agreement" means the Subsidiary Security Agreement in substantially the form of Exhibit G among the Borrower, the Subsidiary Guarantors party thereto and the Agent, as executed and delivered pursuant to Section 3.01(c) and as the same may be amended from time to time as permitted herein and in accordance with the terms thereof.

         "Temporary Cash Investment" means investment of cash balances in United States Government securities or other short-term money market investments.

         "Termination Date" means December 31, 1994 (or if such date is not a Business Day, the next preceding Business Day).

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary of the Borrower all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.


                                  ARTICLE II

                                 THE CREDITS


         SECTION 2.01. Commitments to Lend. From time to time prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section.

         SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (New York
City) on the date of each Borrowing specifying the date (which shall be a Business Day) and the aggregate principal amount of such Borrowing.

         (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (c) Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office.

         (b) Upon receipt of each Bank's Note pursuant to Section 3.01(c), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.05. Interest Rates. (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to

         (i) the sum of 1.5% plus the Base Rate for such day, if such day falls on or before September 30, 1994 and the aggregate principal amount of all Loans outstanding on such day (after giving effect to any Loans borrowed or repaid on such day) is $7,500,000 or less;

         (ii) the sum of 2% plus the Base Rate for such day, if such day falls on or before September 30, 1994 and the aggregate principal amount of all Loans outstanding on such day (after giving effect to any Loans borrowed or repaid on such day) is more than $7,500,000,; or

         (iii) the sum of 3% plus the Base Rate for such day, if such day falls after September 30, 1994.

Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Loans for such day.

         (b) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.06. Commitment Fees. The Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 1/2 of 1% per annum on the daily average unused portion of such Bank's Commitment. Such commitment fees shall accrue from and including the Effective Date to but excluding the Termination Date. Such commitment fees shall be payable on the last day of each fiscal quarter of the Borrower prior to the Termination Date and on the Termination Date.

         SECTION 2.07. Participation Fee. The Borrower shall pay to the Agent for the account of each Bank on the Effective Date a participation fee in an amount equal to .75% of such Bank's Commitment.

         SECTION 2.08. Agency Fee. The Borrower shall pay to the Agent as compensation for its services hereunder and under the Collateral Documents agency fees payable in the amounts and at the times heretofore agreed between the Borrower and the Agent. The Borrower shall also pay to the Agent for its own account on the Effective Date an arrangement fee in the amount previously agreed between the Borrower and the Agent.

         SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Business Days' notice to the Agent, terminate at any time, or proportionately permanently reduce from time to time by an aggregate amount of $2,500,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

         SECTION 2.10. Mandatory Termination or Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) The Commitments of all Banks shall be permanently, automatically and ratably reduced:

         (i) immediately upon receipt by the Borrower, any Subsidiary Guarantor or the Agent of the proceeds from the collection, sale or other disposition (except a Casualty Event) of any item of Collateral (other than any distribution from Kiewit/Perini) by an amount equal to 100% of such proceeds net of all out-of-pocket costs, fees, commissions and other expenses reasonably incurred in respect of such collection, sale or disposition and any taxes paid or payable (as estimated by a financial officer of the Borrower in good faith) in respect thereof;

         (ii) immediately upon receipt by the Borrower, any Subsidiary Guarantor or the Agent of Casualty Proceeds in respect of any item of Collateral, (i) if the Borrower or such Subsidiary Guarantor elects to restore, repair or replace such Collateral, the amount of such Casualty Proceeds which, in the aggregate, exceed the actual cost of completing the restoration, repair or replacement of such property, by an amount equal to 100% of such excess or
(ii) if the Borrower or such Subsidiary Guarantor elects not to restore, repair or replace such Collateral, by an amount equal to 100% of such Casualty Proceeds; and

        (iii) immediately upon receipt by the Borrower or any Subsidiary of the proceeds from any issuance of debt excluding Special Subordinated Debt or equity securities, including any preferred stock, by an amount equal to 100% of such proceeds net of all costs, fees, commissions and other expenses attributable to such issuance.

         (c) On each day on which any Commitment is reduced pursuant to subsection (a) or (b) of this Section, the Borrower shall repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repayment, the aggregate unpaid principal amount of such Bank's Loans does not exceed the amount of such Bank's Commitment after giving effect to such reduction.

         SECTION 2.11. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice to the Agent, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b)  Mandatory.  In addition to mandatory prepayments pursuant to
Section 2.10(c), if at any time the aggregate principal amount of the loans outstanding to the Borrower referred to in Section 3.02(b) hereof are less than the amounts specified in such subsection, the Borrower shall simultaneously, at such time, prepay all Borrowings outstanding hereunder.

         (c) Notice of Prepayment. Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.
 If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest based on the Federal Funds Rate and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.14. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 9.08 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. federal law.

         (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.05, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

         (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.05, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.


                                  ARTICLE III

                                  CONDITIONS


         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts of this Agreement signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of counterparts of the Subsidiary Guarantee Agreement, duly executed by each of the Obligors listed on the signature pages thereof;

         (c) receipt by the Agent of counterparts of the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Security Agreement, the Deeds of Trust and all other documents and certificates to be delivered pursuant thereto on the Effective Date (including appropriately completed and duly executed Uniform Commercial Code financing statements required thereby) duly executed by each of the Obligors listed on the signature pages thereof;

         (d) evidence satisfactory to the Agent that arrangements satisfactory to it shall have been made for recording the Deeds of Trust and filing the Uniform Commercial Code financing statements referred to in paragraph (c) above on or promptly after the Effective Date;

         (e)  receipt by the Agent of all Pledged Instruments;

         (f) copies of file search reports from the Uniform Commercial Code filing officer in each jurisdiction (i) in which any Mortgaged Facility is located or (ii) in which the chief executive office of the Borrower and each Subsidiary Guarantor is located, setting forth the results of Uniform Commercial Code file searches conducted in the name of the Borrower and each Subsidiary Guarantor, as the case may be;

         (g) evidence satisfactory to the Agent of the insurance coverage required by Section 5.03;

         (h) with respect to each of the Mortgaged Facilities, title reports with respect thereto issued by a title insurance company reasonably acceptable to the Agent and dated no more than 45 days prior to the Effective Date showing no Liens except Permitted Encumbrances with respect thereto;

         (i) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.03;

         (j) receipt by the Agent of (i) an opinion of the General Counsel of the Borrower and (ii) an opinion of Jacobs Persinger & Parker, New York counsel for the Borrower, substantially in the forms of Exhibits B-1 and B-2, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (k) receipt by the Agent of (i) an opinion of Davis Polk & Wardwell, special New York counsel for the Agent, and (ii) an opinion of Meyer Hendricks Victor Osborn & Maledon, special Arizona counsel for the Agent, substantially in the forms of Exhibits C-1 and C-2, respectively, hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

         (l) receipt by the Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of the Financing Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than March 31, 1994. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Conditions to Each Borrowing. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a)  receipt by the Agent of a Notice of Borrowing as required by
Section 2.02;

         (b) the fact that, after giving effect to such Borrowing and the application of the proceeds thereof, the aggregate principal amounts of the loans outstanding to the Borrower plus the aggregate face amount of letters of credit issued for the account of the Borrower are (i) $70,000,000 under the Primary Credit Facility, (ii) $5,000,000 under the advised line from Comerica,
(iii) $10,000,000 under the advised line from Hong Kong & Shanghai Bank and
(iv) $3,000,000 under the advised line from State Street Bank;

         (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of each Obligor contained in each Financing Document to which it is a party (except, in the case of a Refunding Borrowing, the representation and warranty set forth in
Section 4.04(b) hereof as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien, except Liens created by the Collateral Documents, on any asset of such Obligor or any of its Subsidiaries.

         SECTION 4.03. Binding Effect; Liens of Collateral Documents. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms. The Subsidiary Guarantee Agreement and each Collateral Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of each Obligor party thereto enforceable against each such Obligor in accordance with its terms. The Collateral Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and duly recorded mortgage Liens, prior to all other Liens except Liens permitted by the Collateral Documents.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1992 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1993 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended September 30, 1993 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

         (c) Since September 30, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. Except as disclosed in the Borrower's 1992 Form 10-K and the Form 10-Q referred to in Section 4.04(b) above, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or which in any manner draws into question the validity of any Financing Document.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability to the PBGC or any other Person under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. (a) In the ordinary course of its business, the Borrower conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries and compliance therewith. The Borrower and its Subsidiaries also attempt, whenever possible, to negotiate specific provisions in contracts for construction services that allocate to the contracting governmental agency or private owner, the entire risk and responsibility for Hazardous Substances encountered during the course of construction. On the basis of such reviews and contract provisions and procedures, the Borrower has reasonably concluded that the costs and associated liabilities of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         (b)  Without limiting the foregoing, as of the Effective Date:

         (i) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Obligors, threatened by any governmental or other entity with respect to any (A) alleged violation by the Borrower or any of its Subsidiaries of any Environmental Law involving any Mortgaged Facility, (B) alleged failure by the Borrower or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business at any Mortgaged Facility, (C) Regulated Activity conducted at any Mortgaged Facility or (D) Release of Hazardous Substances at or in connection with any Mortgaged Facility;

        (ii) other than generation of Hazardous Substances in compliance with all applicable Environmental Laws, no Regulated Activity has occurred at or on any Mortgaged Facility;

       (iii) no polychlorinated biphenyls, radioactive material, urea formaldehyde, lead, asbestos, asbestos-containing material or underground storage tank (active or abandoned) is or has been present at any Mortgaged Facility;

        (iv) no Hazardous Substance has been Released (and no written notification of such Release has been filed) or is present (whether or not in a reportable or threshold planning quantity) at, on or under any Mortgaged Facility;

         (v) no Mortgaged Facility is listed or, to the knowledge of the Obligors, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation on clean-up; and

        (vi) there are no Liens under Environmental Laws on any Mortgaged Facility, no government actions have been taken or are in process which could subject any Mortgaged Property to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to Hazardous Substances in any deed to any Mortgaged Facility.

         (c) No environmental investigation, study, audit, test, review or other analysis has been conducted of which the Obligors have knowledge in relation to any Mortgaged Facility which has not been delivered to the Banks.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1986. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has or is reasonably expected to materially and adversely affect the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

         SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects (or in the case of projections and similar information based on reasonable estimates) on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may reasonably be expected to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

         SECTION 4.13. Ownership of Property; Liens. The Borrower and its Subsidiaries have good and marketable title to and are in lawful possession of, or have valid leasehold interests in, or have the right to use pursuant to valid and enforceable agreements or arrangements, all of their respective properties and other assets (real or personal, tangible, intangible or mixed), except where the failure to have or possess the same with respect to such properties or other assets could not, in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole. None of such properties or other assets is subject to any Lien except Permitted Liens.

                                  ARTICLE V

                                  COVENANTS


         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated condensed statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, 5.12, 5.14 and 5.15 on the date of such financial statements and
(ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) simultaneously with the delivery of each set of financial statements set forth above, a schedule, dated as of the date of such financial statements, listing each construction contract which provides for aggregate total payments in excess of $2,500,000 and with respect to which the Borrower or a Consolidated Subsidiary of the Borrower is a party or participates through a joint venture, and setting forth as of the date of such schedule for each such contract the Borrower's original estimate of revenue and profit, the Borrower's current estimate of revenue and profit, cumulative realized and estimated remaining revenue and profit, and the percentage of completion and anticipated completion date of each such contract, certified as to consistency, accuracy and reasonableness of estimates by the chief financial officer or the chief accounting officer of the Borrower;

         (f) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

         (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 407 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (j) prompt notice of the receipt of any complaint, order, citation, notice or other written communication from any Person with respect to (i) the existence or alleged existence of a violation of any applicable Environmental Law at or on, or of any Environmental Liability arising with respect to, any Mortgaged Facility, (ii) any Release on any Mortgaged Facility or any part thereof in a quantity that is reportable under any applicable Environmental Law, and (iii) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law with respect to any Mortgaged Facility;

         (k) if a Casualty Event occurs on or after the Closing Date and at any time after such occurrence a financial officer of the Borrower reasonably expects that the Borrower or any of its Subsidiaries is or may be entitled to any Casualty Proceeds in respect thereof which will exceed the expected cost of any restoration, repair or replacement of the property affected thereby (whether as a result of a determination not to restore repair or replace or otherwise), prompt notice of such expectation with respect to such Casualty Event; and

         (l) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. Maintenance of Property; Insurance. The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary Guarantor to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary Guarantor to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense (subject to Section 9.03(a)(ii)) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Current Ratio. Consolidated Current Assets will at no time be less than 100% of Consolidated Current Liabilities.

         SECTION 5.08. Debt. (a) At the end of each fiscal quarter ending prior to March 31, 1995, Modified Parent Company Debt shall not exceed 75% of Consolidated Capital Base and at the end of each fiscal quarter ending on or after March 31, 1995, Modified Parent Debt shall not exceed 65% of Consolidated Capital Base.

         (b) The Borrower will not permit any Subsidiary to incur or suffer to exist any Debt other than (i) Debt of Perini Land and Development outstanding at December 31, 1992, as described in Schedule I, (ii) Debt of Perini Land and Development in the form of Guarantees issued subsequent to December 31, 1992 in an aggregate amount not exceeding $14,000,000, as described in Schedule II,
(iii) Debt of Perini Land and Development in the form of Guarantees, in addition to the Guarantees permitted by clause (ii) above, issued subsequent to December 31, 1992 in an aggregate amount not exceeding $5,000,000, (iv) Debt of Perini International Corporation in an aggregate amount not exceeding $5,000,000, (v) Debt payable to the Borrower or a Wholly-Owned Consolidated Subsidiary, (vi) Debt of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement and (vii) any refinancing, extension, renewal or refunding of the Debt referred to in clauses (i) through (vi) above, provided that such Debt is not increased.

         SECTION 5.09. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower will at no time be less than the Minimum Compliance Level, determined as set forth below. The "Minimum Compliance Level" is an amount equal to $100,000,000 subject to increase (but in no case subject to decrease) from time to time as follows: (i) at the end of each fiscal year commencing after December 31, 1992 for which Consolidated Net Income is a positive number, the Minimum Compliance Level shall be increased effective at the last day of such fiscal year by an amount equal to 50% of such Consolidated Net Income; and (ii) on the date of each issuance by the Borrower subsequent to December 31, 1992 of any capital stock or other equity interest, the Minimum Compliance Level shall be increased by an amount equal to 75% of the amount of the net proceeds received by the Borrower on account of such issuance.

         SECTION 5.10. Interest Coverage. One-fourth of Consolidated Earnings Before Interest and Taxes for each period of four consecutive fiscal quarters ending on or before March 31, 1995 shall not be less than 175% of Consolidated Interest Charges for the last of such four fiscal quarters. One-fourth of Consolidated Earnings Before Interest and Taxes for each period of four consecutive fiscal quarters ending thereafter shall not be less than 200% of Consolidated Interest Charges for the last of such four fiscal quarters.

         SECTION 5.11. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary of the Borrower will create, assume or suffer to exist any Lien on any asset (including, without limitation, capital stock of Subsidiaries) now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement as described in Schedule III;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and such Lien secures only such Debt;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such event;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary of the Borrower and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (g) Liens incidental to conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h)  Permitted Encumbrances; and

         (i)  Liens created by the Collateral Documents.

         SECTION 5.12. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not (i) consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or any substantial part of its assets to any other Person or (ii) permit any Material Subsidiary (other than a Subsidiary Guarantor) to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary; provided that the Borrower or a Material Subsidiary other than Perini Land and Development may sell or otherwise transfer assets if Aggregate Asset Sale Proceeds after such sale less Aggregate Reinvested Proceeds does not at any time exceed $15,000,000. "Aggregate Asset Sale Proceeds" means the sum of the proceeds of each sale in a single transaction or series of related transactions by the Borrower or any Subsidiary, on or after the Effective Date, of fixed assets yielding proceeds in excess of 5% of the Consolidated Tangible Net Worth of the Borrower. "Aggregate Reinvested Proceeds" means the amount of Aggregate Asset Sale Proceeds used to purchase fixed assets for use in the same general business presently conducted by the Borrower or the Subsidiary that realized such proceeds, as the case may be, provided such proceeds are so used within 18 months of receipt thereof. The Borrower will not permit any Subsidiary Guarantor to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person; provided that the foregoing shall not prohibit any Subsidiary Guarantor from selling, leasing or otherwise transferring assets in the ordinary course of its business.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any item of Collateral unless the consideration therefor (i) is at least equal to the fair market value of such asset (as determined in good faith by a financial officer of the Borrower or, if such value exceeds $5,000,000, by the board of directors of the Borrower or a duly constituted committee thereof) and (ii) shall consist of cash payable at closing.

         SECTION 5.13. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

         SECTION 5.14. Restricted Payments. The aggregate amount of all dividends which constitute Restricted Payments declared and other Restricted Payments made during any period of four consecutive fiscal quarters will not exceed an amount equal to 50% of the excess, if any, of (x) Consolidated Net Income for such period over (y) the aggregate amount of preferred stock dividends not constituting Restricted Payments paid during such period. The Borrower will not declare any dividend payable more than 120 days after the date of declaration thereof.

         SECTION 5.15. Real Estate Investments. The Borrower will not, and will not permit any Consolidated Subsidiary to, make any Real Estate Investment if, after giving effect thereto, the cumulative amount of Net Real Estate Investments made (i) at any time during the period beginning January 1, 1993 and ending December 31, 1994 shall exceed $26,000,000 or (ii) at any time during the fiscal year ending December 31, 1995 and any fiscal year thereafter shall exceed $4,000,000 plus 25% of the amount, if any, by which the Net Real Estate Investments made during the preceding period were less than the applicable limitation specified above for such period; provided that for any 90 days in any period specified above, other than the last day of such period, the Net Real Estate Investments made during such period may exceed by not more than $2,000,000 the applicable limitation specified above for such period. For purposes of this Section, the cumulative amount of "Net Real Estate Investments" made during any period, as measured at any date during such period, is the aggregate amount of Real Estate Investments made by the Borrower and its Consolidated Subsidiaries from and including the first day of such period to and including such date, less the sum of all cash or cash equivalent payments received by the Borrower or one of its Consolidated Subsidiaries, as the case may be, in respect of Real Estate Investments from and including the first day of such period to and including such date, including the receipt of shares in a real estate investment trust if (i) such shares are listed on a national security exchange and are at the time permitted to be freely transferred by the Borrower or one of its Consolidated Subsidiaries, as the case may be, or (ii) such shares have been used by the Borrower or one of its Consolidated Subsidiaries, as the case may be, to make a required contribution to any Plan necessary to satisfy its obligation under the minimum funding standards of ERISA and the Internal Revenue Code with respect to such Plan, but only to the extent such obligation is reduced by such contribution; provided that such contribution does not violate the applicable provisions of ERISA or the Internal Revenue Code.

         SECTION 5.16. Other Investments. Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

         (a)  Real Estate Investments permitted by Section 5.15;

         (b) Investments in Subsidiaries or joint ventures principally engaged in the construction business;

         (c)  Temporary Cash Investments; and

         (d) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (d) does not exceed 5% of Consolidated Tangible Net Worth;

provided that no Real Estate Investment may be made pursuant to clause (b), (c) or (d) above.

         SECTION 5.17. Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries to, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Agent shall from time to time request, which may be necessary or desirable in the reasonable judgment of the Agent from time to time to assure, perfect, convey, assign, transfer and confirm unto the Agent the property and rights conveyed or assigned pursuant to the Collateral Documents, or which the Borrower or such Subsidiaries may be or may hereafter become bound to convey or assign to the Agent or which may facilitate the performance of the terms of the Collateral Documents or the filing, registering or recording of the Collateral Documents.

         (b) All costs and expenses in connection with the security interests and Liens created by the Collateral Documents, including reasonable legal fees and other reasonable costs and expenses in connection with the granting, perfecting and maintenance of such security interests and Liens, the preparation, execution, delivery, recordation or filing of documents and any other acts in connection with the grant of such security interests and Liens as the Agent may reasonably request, shall be paid by the Borrower promptly when due.

                                  ARTICLE VI

                                  DEFAULTS


         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay when due any principal of any Loan, any fees or any other amount payable hereunder;

         (b) the Borrower shall fail to pay when due or within five Business Days thereof any interest on any Loan;

         (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.17, inclusive or in Section 3.01 of the Subsidiary Guarantee Agreement;

         (d) any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a), (b) or (c) above) for 10 days after written notice thereof has been given to such Obligor by the Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Borrower shall fail to make any payment in respect of any Debt (other than the Notes) when due or within any applicable grace period;

         (g) any Subsidiary shall fail to make any payment in respect of any Debt the aggregate principal amount of which is $250,000 or more when due or within any applicable grace period;

         (h) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or any other Person under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

         (l) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied, unstayed and unbonded for a period of 10 days;

         (m) any of the following: (i) any person or group or persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Exempt Group) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower; (ii) fewer than two of the following people shall be members of the Board of Directors of the Borrower: David Perini, Joseph Perini and Bart Perini; or (iii) the Borrower shall cease to own 100% of the capital stock of any Subsidiary Guarantor; or

         (n) any Financing Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor, or the Agent on behalf of the Banks shall at any time fail to have a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien except Liens permitted by the Collateral Documents, or any Obligor shall so assert in writing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause
(i) or (j) above with respect to any Obligor, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT


         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for an Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Collateral Documents. (a) As to any matters not expressly provided for in the Collateral Documents (including the timing and methods of realization upon the Collateral), the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion; provided that the Agent shall not be obligated to take any action if the Agent believes that such action is or may be contrary to any applicable law or might cause the Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

         (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by any Obligor.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


         SECTION 8.01. Reduced Return. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                                  ARTICLE IX

                                MISCELLANEOUS


         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and receipt of such facsimile is confirmed, either orally or in writing, by the party receiving such transmission, (iii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of the Financing Documents, any waiver or consent under any Financing Document, or any amendment of any Financing Document or any Default or alleged Default and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any Financing Document.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         (c) The Borrower agrees to indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of any Indemnitee arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs or expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

         SECTION 9.04. Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount due with respect to any Loan owed to it which is greater than the proportion received by any other Bank in respect of the aggregate amount due with respect to any Loan owed to such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans owed to the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans owed to the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment, (iv) amend or waive any of the provisions of Article VIII,
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents or (vi) release any Collateral otherwise than as provided in the relevant Collateral Document.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes (provided that it at the same time assigns the same ratable portion of its rights and obligations under the Primary Credit Facility and the notes related thereto), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld) and the Agent; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                        PERINI CORPORATION



                        By /s/ James M. Markert
                           ----------------------------
                           Title: Senior Vice President



                        By /s/ Susan C. Mellace
                           ----------------------------
                           Title: Treasurer

                        73 Mount Wayte Avenue
                        Framingham, MA  01701
                        Facsimile number: (508) 628-2960

Commitments

$ 3,214,285.72               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                        By /s/ Robert Bottamedi
                           -------------------------
                           Title: Vice President

                        Morgan Guaranty Trust Company
                          of New York
                        60 Wall Street
                        New York, New York  10260
                        Telex number: 177615 MGT UT
                        Facsimile number: (212) 648-5018


$ 3,214,285.71               BANK OF AMERICA NATIONAL TRUST
                               & SAVINGS ASSOCIATION


                        By /s/ Richard J. Cerf
                           -------------------------
                           Title: Vice President


$ 3,214,285.72               SHAWMUT BANK, N.A.


                        By /s/ Robert Lord
                           ----------------------------
                           Title: Vice President


$ 3,214,285.71               FLEET BANK OF MASSACHUSETTS, N.A.


                        By /s/ Jeffrey F. Bauer
                           ----------------------------
                           Title: Vice President


$ 2,142,857.14               BAYBANK BOSTON, N.A.


                        By /s/ Timothy M. Laurion
                           ----------------------------
                           Title: Vice President



__________________
Total Commitments

$15,000,000.00
                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                        By /s/ Robert Bottamedi
                           ----------------------------
                           Title: Vice President

                        60 Wall Street
                        New York, New York 10260
                        Attn: Robert Bottamedi
                        Telex number: 177615 MGT UT
                        Facsimile number: (212) 648-5023

                         SCHEDULE I

           DEBT OF PERINI LAND AND DEVELOPMENT ("PL&D")
                OUTSTANDING AT DECEMBER 31, 1992
                           ($000'S)



Loans:

    Metrocentre - Barnett                              3,109
    Metrocentre - Boose & Gluckstern                     200
    Insurance                                            687
    Perini Central (VNB)                                 708
    Capital Plaza (Pioneer Dvlpt.)                       811
    Sabino Springs (Nickerson)                           433
    Sabino Springs (Svgs. of America/Tibor Title)        255
    Sabino Springs (B of A)  3,330
    Southwest Villages                                 2,195
    Marlboro (IDB)                                     3,145
    RWCC (Minn. Mutual)                                4,953
    Raynham Exec. Bldg. (Durfee Attleboro)             1,200
    Raynham Exec. Bldg. (BayBank S/E)                  1,188
    Easton (Dedham Svgs.)                                195
    Easton Ind. Park (Citicorp)                        3,350

         TOTAL                                      $ 25,759


PL&D Guarantees:

    SCA (lease guarantees)                          $  2,339
    Glenco/Squaw (guarantee) (B of A loan)            10,000
    Lake Ridge (B of A loan)                           4,594
    Rincon II Comm loan                                3,500
    Rincon T.I. Loan (Sumitomo)                          774
    Oaks at Buckhead (Citicorp loan)                   9,849

                                                    $ 31,056


Letters of Credit:  (as Credit Support)

    Rincon Center
      I (B of A)                                    $  3,500
      II (B of A)                                      2,750
    Squaw Creek (Bay Bank)                             2,200

                                                    $  8,450

         TOTAL                                      $ 65,265

                          SCHEDULE II

    POTENTIAL PL&D GUARANTEES OF JOINT VENTURE OBLIGATIONS


                                                       ($000)

Squaw Creek

PL&D subject to possible future increase in          $ 2,000
    letter of credit support under Bank of
    America Loan.

Rincon Center

PL&D may be required to undertake additional         $ 8,000
    guarantees under Citicorp loan in
    forthcoming negotiations.  Guarantees
    would not exceed forecast loan amortization over 1993-1998.

Oaks at Buckhead

PL&D has guaranteed up to $4 million of              $ 4,000
    individual mortgages for condominium
    purchases if Citicorp initiates them
    and if certain repayment milestones
    of the mortgages are not met (Agreement
    signed in 1993 - not included in 12/31/92
    PL&D funded debt).                               _______

                                  Total              $14,000

                       SCHEDULE III

                     EXISTING LIENS
               (All Amounts in Thousands)


IRB 1978                  1,254    Framingham H.O. Bldg

IRB 1985                  4,000    Framingham H.O. Bldg

Rincon (CA)               6,250    FL Land

Sasson Land               1,020

PBC West Office Bldg        939


    Total                13,463

                                                  SCHEDULE IV

                      MORTGAGED FACILITIES




Facility                 Record Owner


Sabino Springs           Title Guaranty Agency of Arizona,
Tucson, Arizona          as Trustee under Trust No. T-1208

Capitol Plaza            Perini Land and Development Corp.
Phoenix, Arizona

                                    NOTE


                                                           New York, New York
                                                                       , 1994


         For value received, Perini Corporation, a Massachusetts corporation
(the "Borrower"), promises to pay to the order of             (the "Bank"), for
the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan.
 The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement of this note, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of March 9, 1994 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         Payment of principal and interest on this Note is unconditionally guaranteed, subject to the limitations contained in the Subsidiary Guarantee Agreement, by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement.


                             PERINI CORPORATION



                             By________________________
                                Title:



                             By________________________
                                Title:

             LOANS AND PAYMENTS OF PRINCIPAL



__________________________________________________________________

                        Amount of
          Amount of     Principal      Maturity     Notation
   Date     Loan         Repaid          Date        Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                                                   EXHIBIT B-1



                            OPINION OF GENERAL
                         COUNSEL OF THE BORROWER




                                                   March __, 1994


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         I am General Counsel of Perini Corporation (the "Borrower") and have acted as such in connection with the Credit Agreement (the "Credit Agreement") dated as of March 9, 1994 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.01(j) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and officers of the Borrower and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         I call your attention to the fact that Financing Documents provide that they are to be governed by and construed in accordance with the internal laws of the State of New York and I understand that you are relying on the advice of Jacobs Persinger & Parker with respect to all matters involving New York law. For purposes of rendering the opinions expressed below, I have assumed that the Financing Documents provide that they are to be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. Otherwise, the opinions below are limited to matters governed by the internal laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries, except as otherwise set forth below.

         3. The choice of New York law to govern each Financing Document is a valid and effective choice of law under the laws of the Commonwealth of Massachusetts.

         4. Except as set forth in the Borrower's 1992 Form 10-K and its Form 10-Q for the quarter ended September 30, 1993, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any Financing Document.

         5. Each of the Borrower's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         6. The Security Documents (other than the Deeds of Trust) create valid security interests, for the benefit of the Agent and the Banks, in all collateral to the extent that Article 9 of the UCC is applicable thereto (the "Security Interests").

         7. UCC financing statements and amendments thereto (collectively, the "Massachusetts Financing Statements") have been filed in the filing offices listed in Schedule 6 to the Perfection Certificates (the "Massachusetts Filing Jurisdictions"), which are all of the Massachusetts offices in which filings are required to perfect the Security Interests, to the extent the Security Interests may be perfected by filing under Article 9 of the Massachusetts UCC, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interests, except that (i) continuation statements with respect to each Financing Statement must be filed within the respective time periods set forth on Schedule 7 to the Perfection Certificates; (ii) additional filings may be necessary if any Obligor changes its name, identity or corporate structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) I express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interests in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

          8. The UCC File Search Reports listed on the attached Exhibit A, identify, as of the date of such reports, no UCC financing statements which name any Obligor as debtor or seller and cover any of the Collateral, other than the Financing Statements, and the financing statements with respect to Permitted Liens annexed as Schedule 5(A) to the Perfection Certificate. Under
Article 9 of the Massachusetts UCC, all of the Obligors, other than Perini Building Company, Inc. and R. E. Dailey & Co., Inc., are required to file financing statements in the offices of the Secretary of State of the Commonwealth of Massachusetts and the Framingham Town Clerk. There are no other filings of the Massachusetts Financing Statements required by the laws of the Commonwealth of Massachusetts to perfect the Security Interests in the Collateral described therein.

         9. There are no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available records in the UCC filing offices in States of the Obligors' chief executive offices, which are the only offices having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the Internal Revenue Code) and liens of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

         10. The Security Interests validly secure the payment of all future Loans made by the Banks to the Borrower, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make such Loans, the Security Interests have the same priority (relative to other security interests arising under Article 9 of the UCC) with respect to such future Loans as they do with respect to Loans made on the date hereof.

         I call your attention to the fact that the opinions expressed herein do not purport to cover, and I express no opinion with respect to, the application of Section 548 of the Bankruptcy Code or any comparable provision of state law. In addition, I express no opinion as to whether a subsidiary may guarantee or otherwise become liable for, or pledge, its assets to secure indebtedness incurred by its parent except to the extent such subsidiary may be determined to have benefitted from the incurrence of such indebtedness by its parent, or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness by the parent are directly or indirectly made available to such subsidiary for its corporate purposes.

         The foregoing is solely for your benefit and may not be relied upon by any person other than you or your counsel in rendering their opinion with respect to this transaction.


                           Very truly yours,

                                                                   EXHIBIT B-2

                           OPINION OF NEW YORK
                         COUNSEL FOR THE BORROWER



                                                        March 9, 1994


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have acted as counsel for Perini Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of March 9, 1994 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined, unless otherwise defined herein. This opinion is being rendered to you pursuant to Section 3.01(j) of the Credit Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and officers of the Borrower and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         The opinions expressed below are limited to matters governed by the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         When a matter is stated as being "known to us" or "to the best of our knowledge", we have not conducted an independent investigation into such matter and are intending to advise you only that in the course of our representation of the Borrower nothing has come to our attention that leads us to believe, and we do not believe, that the matter is other than as stated herein.

         Upon the basis of the foregoing, and subject to the further qualifications hereinafter set forth, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and, to the best of our knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by each Obligor of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Obligor or of any agreement, judgment, injunction, order, decree or other instrument known to us and binding upon such Obligor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries, except as otherwise set forth below.

         3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms. Each Collateral Document (other than the Deeds of Trust) constitute valid and binding agreements of each Obligor party thereto enforceable against each such Obligor in accordance with its terms.

         4. To the best of our knowledge, except as set forth in the Borrower's 1992 Form 10-K and its Form 10-Q for the quarter ended September 30, 1993, there is no action, suit or proceeding pending against, or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of any Financing Document.

         5. Each of the Borrower's Material Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and, to best of our knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         6. The Collateral Documents (which, for the purposes hereof, are limited to the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Guarantee and the Subsidiary Security Agreement) create valid security interests, for the benefit of the Agent and the Banks, in all of each Obligor's right, title and interest in all Collateral (the "Security Interests").

         7. The Security Interests validly secure the payment of all future Loans made by the Banks to the Borrower, whether or not at the time such Loans are made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make such Loans. Insofar as the priority thereof is governed by Article 9 of the UCC (as hereinafter defined), the Security Interests have the same priority (relative to other security interests arising under Article 9 of the UCC) with respect to such future Loans as they do with respect to Loans made on the date hereof.

         The opinion expressed in Paragraph 3 above is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity applicable to any enforceability or the granting of the remedy of specific performance now and hereafter in effect.

         The opinions expressed in Paragraphs 6 and 7 above are limited to
Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") and therefore do not address (i) laws of jurisdictions other than New York and of New York except for Article 9 of the UCC and (ii) collateral of a type not subject to Article 9 of the UCC. Further, except to the extent of the discussion of relative priorities set forth in Paragraph 7 above, we express no opinions concerning the perfection or priority of any lien, whether or not provided for in any Financing Document.

         In addition, we express no opinion as to whether a subsidiary may guarantee or otherwise become liable for, or pledge its assets to secure, indebtedness incurred by its parent except to the extent such subsidiary may be determined to have benefitted from the incurrence of such indebtedness by its parent, or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness by the parent are directly or indirectly made available to such subsidiary for its corporate purposes.

         The members of this firm are not members of the Bar of any state other than the State of New York. In giving the foregoing opinion we have relied, without independent investigation, as to all matters governed by the laws of Massachusetts, upon the opinion of Robert E. Higgins, General Counsel of the Borrower, dated March __, 1994, a copy of which has been delivered to you.

                           Very truly yours,

                                                                  EXHIBIT C-1


                               OPINION OF
                  DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                              FOR THE AGENT


                                                    March __, 1994




To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of
March 9, 1994 among Perini Corporation, a Massachusetts corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(k) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined except that, for purposes of this opinion, "Obligors" means the Borrower, Perini Land and Development, Perini International, Perini Building Company, R. E. Dailey & Co and Paramount Development Associates.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Financing Documents and of such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

         2. Each of the Credit Agreement, the Borrower Security Agreement and the Borrower Pledge Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

         3. Assuming that the execution, delivery and performance by each Obligor other than the Borrower of the Subsidiary Guarantee Agreement and the Subsidiary Security Agreement are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action, then the Subsidiary Guarantee Agreement and the Subsidiary Security Agreement constitute valid and binding agreements of each Obligor.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the foregoing opinion involves matters governed by the laws of Massachusetts, we have relied, without independent investigation, upon the opinion, of Robert E. Higgins, General Counsel of the Borrower, dated March 31, 1994, a copy of which has been delivered to you and our opinion is subject to the qualifications included therein. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or the conclusions expressed with respect thereto.

         In addition, we express no opinion as to the rights, title or interest of any Person in or to any properties or assets in which any security interest are or are purported to be granted pursuant to any of the agreements referred to above or the creation, perfection or priority of any such security interest.


         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                             Very truly yours,

                                                                   EXHIBIT C-2

                         [Letterhead of Local Counsel]


                                                        March 9, 1994


To the Secured Parties
  Referred to in the Deed of Trust
  described in Schedule A hereto
c/o Morgan Guaranty Trust Company
  of New York
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:


         We have (i) acted as special counsel in the State of Arizona (the "State") to the Agent (as defined below) in connection with the transactions contemplated by the Credit Agreement (the "Credit Agreement") dated as of March 9, 1994 among Perini Corporation, a Massachusetts corporation (the "Borrower"), each Bank which is a party thereto (the "Banks"), Morgan Guaranty Trust Company of New York, as Agent, and the Subsidiary Guarantee Agreement (the "Subsidiary Guarantee Agreement") dated as of March 9, 1994 among Perini Land and Development Company ("Grantor"), the Subsidiary Guarantors (as listed on the signature pages thereof) and Morgan Guaranty Trust Company of New York as Agent, and the Borrower (ii) assisted in the preparation of the Deeds of Trust (as defined below), and (iii) reviewed the form of Financing Statements (as defined below), and have been requested to render this opinion pursuant to
Section 3.01(j) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

         We have examined a February 28, 1994 draft of the Credit Agreement, the deeds of trust described in Schedule A hereto (the "Deeds of Trust"), a February 21, 1994 draft of the Subsidiary Guarantee Agreement dated as of March 4, 1994, a February 21, 1994 draft of the Subsidiary Security Agreement dated as of March 4, 1994 between the Subsidiary Guarantors and the Agent (the "Subsidiary Security Agreement"), and the form of financing statements described in Schedule B hereto (the "Financing Statements"; and together with the Credit Agreement, the Subsidiary Guarantee Agreement, the Deeds of Trust, and the Subsidiary Security Agreement, the "Financing Documents"). The terms "Trust Property", "Secured Parties" and "Secured Obligations" have the meanings assigned to them in the Deed of Trust.

         In rendering this opinion, we have assumed, without independent investigation or verification:

         (a) The authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the genuineness, accuracy, authenticity, and completeness of all signatures on all documents submitted to us as executed and the legal capacity of all natural persons executing all documents submitted to us as executed.

         (b) That the Grantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has been duly qualified as a foreign corporation for the transaction of business, is in good standing in the State, and has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own and operate the Trust Property.

         (c) That the execution, delivery and performance by the Grantor of the Deeds of Trust (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not require any authorization, approval or consent of, or filings or registrations with any persons or entities not a party to the Deeds of Trust; (iv) do not require any authorization, approval or consent of any governmental or regulatory authority or agency outside of the States except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect; (iv) do not contravene any provision of its certificate of incorporation or by-laws; and (v) do not contravene or constitute a breach of or default under any applicable provision of the laws of any jurisdiction other than the State and the federal laws of the United States or any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument binding upon it.

         (d) That the Financing Documents have been duly authorized, executed and delivered by all parties thereto and that all Financing Documents to which the Agent is a party are enforceable against the Agent.

         (e) That the Financing Documents other than the Deeds of Trust constitute legal, valid and binding obligations of the Grantor under the laws of the State of New York.

         (f)  That the Grantor owns the Trust Property.

         (g) That in exercising its rights and remedies under the Financing Documents, the Agent will act in a commercially reasonable manner as determined by applicable law.

         As to all questions of fact material to this opinion, we have relied without independent investigation or verification upon the representations and warranties of the Grantor and the other parties contained in the Financing Documents.

         Upon the basis of the foregoing, and except as qualified hereafter, we are of the opinion that, under applicable law in effect on the date of this opinion:

         1. None of the execution, delivery and performance of the Deeds of Trust by the Grantor (i) contravene or constitute a breach of or default under any applicable provision of the laws of the State or any applicable regulation thereunder; (ii) require any authorization, approval or consent of, or filings or registrations with any State regulatory authority or agency; or (iii) create any Lien upon any revenues or assets of the Grantor located in the State, other than the Liens created under the Financing Documents. For the purposes of rendering the opinion expressed in clause (ii) in the foregoing sentence, we have assumed that no authorization, approval or consent of, or filings or registrations with any governmental or regulatory authority or agency within the State is required regarding the Grantor's compliance with any Legal Requirement with respect to its performance in connection with the Deeds of Trust, other than recordings and filings in public offices necessary to secure the Grantor's payment obligations under the Deeds of Trust and such other authorizations, approvals and consents that have already been obtained and that remain in effect.

         2. The Deeds of Trust constitute legal, valid and binding obligations of the Grantor, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws relating to the enforcement of creditors' rights generally, and general equitable principles.

         3. None of the Agent or the other Secured Parties is required to pay any tax or be qualified to do business or file any designation for service of process or file any reports in the State or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State, solely by reason of its execution and delivery or acceptance of the Deeds of Trust or the other Financing Documents or solely by reason of its participation in any of the transactions under or contemplated by the Financing Documents, the making and receipt of payments pursuant thereto and the exercise of any right or remedy under or with respect to the Deeds of Trust, and the validity and enforceability of the Deeds of Trust and the other Financing Documents will not be affected by any failure to so qualify or file.

         4. The Deeds of Trust, upon the attachment of an appropriate legal description and the recording and filing described in the following sentence, create valid deed of trust Liens upon such of the Trust Property described therein as constitutes real property under the law of the State (the "Real Property") and valid security interests in such of the other Trust Property described therein (the "UCC Property") as is subject to the provisions of
Article 9 of the Arizona Uniform Commercial Code (the "Local UCC") and in which a security interest can be perfected by filing, in each case in favor of the Agent for the ratable benefit of the Secured Parties and securing the Secured Obligations. The recording of the Deeds of Trust in the office designated in Schedule A hereto and the filing of the Financing Statements in the offices designated in Schedule B hereto are the only filings, recordings and registrations in Arizona necessary to perfect, publish notice of and preserve the Lien of and security interest in the Trust Property created by the Deeds of Trust, except that (i) continuation statements relating to the Financing Statements must be filed within six years, and (ii) additional filings may be necessary with respect to the UCC Property if the Borrower changes its name, identity or corporate structure or the jurisdiction in which its places of business in the State or the UCC Property are located.

         6. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable by the Agent or other Secured Parties to the State or to any jurisdiction therein solely on account of the execution or delivery of the Deeds of Trust or the other Financing Documents, the creation of the indebtedness evidenced or secured thereby, the creation of the Liens and security interests thereunder, or the filing, recording or registration of the Deeds of Trust or the Financing Statements, except for nominal filing or recording fees.

         7. You have requested an opinion whether under Arizona law the Liens and security interests created by the Deeds of Trust on or in the Trust Property will validly secure all future Credit Events pursuant to the Credit Agreement and whether the priority of any such Liens and security interests will remain the same for Loans made after the Closing Date.

         (a) Real Property. The Liens and security interests created by the Deeds of Trust in the Real Property will validly secure all future credit Events pursuant to the Credit Agreement, whether or not at the time any such extension of credit is made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make extensions of credit. Arizona Courts have long recognized that a trust deed or mortgage given to secure indebtedness may include advances to be made in the future. Griffith v. State Mutual Building and Loan Association, 46 Ariz. 359, 51 P.2d 246 (1935); Pearl v. Williams, 146 Ariz. 203, 704 P.2d 1348 (App. 1985); La Cholla v. Timm, 173 Ariz. 490, 491, 844 P.2d
657, 658 (App. 1992).

         In La Cholla, supra, the Arizona Court of Appeals addressed the priority of future advances with respect to intervening encumbrances on the underlying collateral. The court held that the priority of "optional" and "obligatory" future advances are to be treated differently. Although the case did not directly define what constitutes an "obligatory" future advance, it did indicate that the term would include a contractual obligation to advance funds.
  Id. at 659. The court adopted the general rule that if the creditor's obligation to advance is of record, the obligatory advances will have absolute priority over any intervening liens. Id. Conversely, if the future advance is optional and the creditor has actual notice of the intervening lien at the time the advance is made, the optional advance will lose its priority with respect to the intervening lien regardless of whether the advance was made before the intervening lien attached. Id. Future advances which are obligatory under a Loan existing at the time the underlying security interest is perfected fall squarely within La Cholla, and would thus maintain priority over any subsequently arising liens.

         Based on the foregoing, it is our opinion that in a properly presented case, an Arizona court should conclude that the priority of liens and security interests created by the Deeds of Trust in the Real Property securing advances made pursuant to Loans made would be the same with respect to any advance pursuant to a Loan made or otherwise outstanding on the Closing Date, except to the extent that any priority may be affected by (i) any security interest, Lien or other encumbrance imposed by law in favor of any government or governmental authority or agency or (ii) a failure by Borrower to satisfy the conditions set forth in Section 3.02 of the Credit Agreement.

         (b) UCC Property. Under A.R.S. {Sec. Mark} 47-9204.C, obligations secured by a security agreement may include future advances or other value whether or not the advances or value are given pursuant to a commitment. A.R.S. 47-9105.A.2. defines an "advance made pursuant to a commitment" as "an advance which the secured party has bound himself to make, whether or riot his obligations to make such advance is or may be conditioned on an event not within his control, and whether or not an event not within his control has relieved or may relieve him from his obligation."

         Under A.R.S. {Sec. Mark} 47-9312.F, if future advances are made while a security interest is perfected, the security interest has the same priority with respect to the future advances as it does with respect to the first advance. If a "commitment" is made before or while the security interest is so perfected, the security interest has the same priority with respect to advances made pursuant thereto. In other cases a perfected security interest has priority from the date the advance is made.

         Our research has disclosed no reported Arizona decision construing either the definition of "future advances" or the validity of interests securing "future advances" within the UCC context. Nor has our research disclosed any reported Arizona decision construing the statutory provisions cited in the preceding two paragraphs. As a result, to interpret the foregoing statutes, we rely solely on the text of each statute. Based on this textual analysis alone, we believe that in a properly presented case a state court or a federal court sitting in Arizona should conclude that (a) the Liens and security interests created by the Deeds of Trust in the UCC Property will validly secure all future Credit Events pursuant to the Credit Agreement, whether or not at the time any such extension of credit is made an Event of Default or other event not within the control of the Banks has relieved or may relieve the Banks from their obligations to make extensions of credit, and (b) the priority of the Liens and security interests created by the Deed of Trust in the UCC Property would be the same with respect to Loans made under the Credit Agreement after the Closing Date as with respect to any such Loans made on the Closing Date, except to the extent that any priority may be affected by any security interest, Lien or other encumbrance imposed by law in favor of any government or governmental authority or agency.

         8. You have requested that we advise you whether an Arizona court would give effect to the choice of law provisions in the Credit Agreement, the Subsidiary Security Agreement and Subsidiary Guarantee (collectively, the "New York Law Documents"). An Arizona court should give effect to the choice of law provision in these documents, assuming that (a) the Agent has offices in the State of New York; (b) the Agent and the other Secured Parties do substantial business in the State of New York; (c) the negotiation of the Financing Documents has occurred in New York; and (d) the consummation of the transactions contemplated by the Financing Documents and substantial performance thereof will occur in New York.

         9. In connection with the remedies provided in the Deeds of Trust, you have asked for advice regarding the so-called "one action rule" or "single action rule." The following statutes should be considered when a creditor elects alternative remedies within the context of obligations secured by real and personal property:

         (a) A.R.S. {Sec. Mark} 33-722 regarding limitations on separate actions to enforce debt obligations and to foreclose a mortgage.

         (b) A.R.S. {Sec. Mark} 33-807.B regarding limitations on proceeding with a trustee's sale and pursuing an action to foreclose a deed of trust simultaneously.

         (c) A.R.S. {Sec. Mark} 33-814 regarding, among other things, the timely filing of a deficiency action.

         (d) A.R.S. {Sec. Mark} 47-9501.D regarding a secured party's right to proceed under the Local UCC or under applicable real property law.

         (e) A.R.S. {Sec. Mark} 12-1566 regarding, among other things, limitations on the liability of guarantors and other persons liable on a debt secured by real property.

         There is at least one reported Arizona decision that should be considered when evaluating the procedural limitations imposed by one of the foregoing statutes. Section 33-722 provides that if separate actions are brought on a debt and to foreclose a mortgage securing the debt, the creditor bringing the actions must elect which to prosecute and the other must be dismissed. In Mid Kansas Federal Sav. and Loan Ass'n of Wichita v. Dynamic Development Corp., 167 Ariz. 122, 126 N. 2, 804 P.2d 1310, 1314 N. 2 (Ariz.
1991), the Supreme Court of the State of Arizona has held that A.R.S. 33-722 does not apply to a deed of trust unless the deed of trust is judicially foreclosed. As a result, under the authority of Mid Kansas Federal Sav. and Loan Ass'n v. Dynamic Development Corp., a creditor may avoid the procedural restrictions of Section 33-722 by electing not to judicially foreclose a deed of trust. Other reported Arizona decisions regarding the foregoing statutes may affect the election of remedies by the Collateral Agent or other Secured Parties depending on the facts and circumstances that exist at the time of any such election.

         In connection with the remedies provided in the Deeds of Trust, you have asked for our opinion regarding the effect on the Agent's remedies with respect to the Real Property and the UCC Property as a result of the exercise of certain remedies by the Agent in jurisdictions other than the State. We are aware of no reported Arizona decision providing that the "one action rule" of Arizona prohibits the exercise of any rights or remedies outside the State with respect to the Secured Obligations or limits the Agent's ability to foreclose against, or to exercise any other remedies with respect to, the Real Property or UCC Property, contemporaneously with, or before or after, the exercise of such rights or remedies outside the State.

         The foregoing opinions are subject to the following:

         (a) The enforceability opinion expressed in paragraph 2 above is subject to limitation by general principals of equity and applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby.

         (b) We express no opinion with respect to any provisions of the Financing Documents that purport to waive any statutory or common law rights of the Grantor, or which purport to appoint the Agent or any other party as an irrevocable attorney-in- fact for any purpose.

         (c) Our opinions above are further limited by laws, rules, statutes, regulations, and judicial decisions restricting or prohibiting the enforcement of guarantees entered into or liens granted by subsidiary corporations for the benefit of parent corporations, including without limitation restrictions or prohibitions based upon the contention that such guarantees or liens have not been given for a fair or reasonably equivalent consideration, that the subsidiary corporation is, or by executing such guarantee may become, insolvent, and that such guarantees or liens may be voidable by creditors of the subsidiary corporation or by a trustee or receiver of such subsidiary corporation in bankruptcy or similar proceedings pursuant to applicable bankruptcy, fraudulent conveyance or similar laws.

         (d) We express no opinion as to the availability of any remedies purportedly available under any of the Financing Documents without notice or hearing, or any equitable remedies purportedly available as a matter of right, or any damages provision that purports to fix damages irrespective of the amount of damages actually suffered, or any other remedies purportedly available under the Financing Documents except for remedies specifically provided for by statute.

         (e) We express no opinion with respect to the title to the real and personal property described in the Financing Documents, the accuracy or sufficiency of any description of collateral, and the priority (other than the opinion expressed in paragraph 6) of any lien or security interest.

         (f) The opinions set forth above with respect to the Financing Documents relate only to matters as of the date of this opinion, and we express no opinion with respect to any transaction, transfer, conveyance or obligation occurring after the date of this opinion. No opinion is expressed herein with respect to the enforceability of any of the Financing Documents, or with respect to any other matter, under the laws of any jurisdiction other than the State of Arizona and the federal laws of the United States, as the same are in effect as of the date hereof.

         This opinion is solely for the benefit of the Agent and the other Secured Parties in connection with theFinancing Documents and may not be relied upon by the Agent or the other Secured Parties for any other purpose or relied upon or furnished to any other person or entity without our prior written consent.

                   Very truly yours,

                   MEYER, HENDRICKS, VICTOR, OSBORN & MALEDON, P.A.

                   By: ______________________________

                                      Schedule A

                                    Deed of Trust


         1. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 4, 1994, from the Grantor, as the trustor, for the benefit of the Agent, as the beneficiary, relating to property at Sabino Springs, Pima County, Arizona to be filed for record in Pima County, Arizona.

         2. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 4, 1994, from the Grantor, as the trustor, for the benefit of the Agent, as the beneficiary, relating to property at Capitol Plaza, Maricopa County, Arizona to be filed for record in Maricopa County, Arizona.

                                     Schedule B

                               Financing Statements

See attachment 1, 2, and 3, consisting of:


         1. Financing Statement on form UCC-1 listing the Grantor as debtor and the Agent as secured party, relating to all of debtor's right, title and interest in and to the land, improvements, equipment, appurtenant rights, agreements leases, rents, issues and profits, permits, proceeds and awards, books and records, other intangible property and additional property, in each case as described in Schedule I attached to the respective UCC-1, to be filed in the County Recorders' offices in Pima County, Arizona.

         2. Financing Statement on form UCC-1 listing the Grantor as debtor and the Agent as secured party, relating to all of debtor's right, title and interest in and to the land, improvements, equipment, appurtenant rights, agreements leases, rents, issues and profits, permits, proceeds and awards, books and records, other intangible property and additional property, in each case as described in Schedule I attached to the respective UCC-1, to be filed in the County Recorders' offices in Maricopa County, Arizona.

         3. Financing Statement on form UCC-1 listing the Grantor as debtor and the Agent as secured party, relating to all of debtor's right, title and interest in and to the land, improvements, equipment, appurtenant rights, agreements leases, rents, issues and profits, permits, proceeds and awards, books and records, other intangible property and additional property, in each case as described in Schedule I attached to the respective UCC-1, to be filed in the Office of the Secretary of the State of Arizona.

                                                            [CONFORMED COPY]

                                  EXHIBIT D


                        BORROWER SECURITY AGREEMENT


         AGREEMENT dated as of March 9, 1994 between PERINI CORPORATION (with its successors, the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                            W I T N E S S E T H :


         WHEREAS, the Borrower, certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

         WHEREAS, in order to induce said banks and Morgan Guaranty Trust Company of New York, as agent for such banks, to enter into the Credit Agreement, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Credit Agreement and the Notes issued pursuant thereto;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions

         Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Collateral" has the meaning set forth in Section 3(a).

         "Collateral Account" has the meaning set forth in Section 5.

         "Liquid Investments" has the meaning set forth in Section 5(c).

         "Perfection Certificate" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief executive officer and the chief legal officer of the Borrower.

         "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, assumed or exist pursuant to Section 5.11 of the Credit Agreement.

         "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, the Collateral, including without limitation all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Secured Obligations" means the obligations secured under the Financing Documents including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (b) all other amounts payable by any Obligor under any Financing Document and (c) any renewals or extensions of any of the foregoing.

         "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations and Warranties

         The Borrower represents and warrants as follows:

         (a) The Borrower has good and marketable title to all of the Collateral, free and clear of any Liens other than the Permitted Liens.

         (b) The Borrower has not performed any acts which might prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Borrower) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

         (c) Not less than five Domestic Business Days prior to the date of the first Borrowing under the Credit Agreement, the Borrower shall deliver the Perfection Certificate to the Agent. The information set forth therein shall be correct and complete. Not later than 60 days following the date of the first Borrowing, the Borrower shall furnish to the Agent file search reports from each UCC filing office set forth in Schedule 1 to the Perfection Certificate confirming the filing information set forth in such Schedule.

         (d) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens.

SECTION 3.  The Security Interests

         (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Borrower hereunder and under the Credit Agreement, the Borrower hereby grants to the Agent for the ratable benefit of the Banks a continuing security interest in and to all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

         (1)  all right, title and interest of the Borrower     in, and to
receive, any amounts payable by Tutor-Saliba-Perini JV ("TSP"), a joint venture formed by Borrower and Tutor-Saliba Corporation on or about August 5, 1985, up to an aggregate amount equal to the amount of the Borrower's interest in the aggregate payments received by TSP in respect of its claims against the California State Department of Highways for cost overruns associated with the construction of the Redwood Bypass in Humbolt and Del Norte Counties, California;

         (2)  all right, title and interest of the Borrower     in, and to
receive, any amounts payable by Kiewit/Perini ("K/P"), two joint ventures formed by Borrower and Kiewit Eastern Company on February 18, 1988 and on May 12, 1988, up to an aggregate amount equal to the amount of the Borrower's interest in the aggregate payments received by K/P in respect of each of its two claims against Pennsylvania Department of Transportation for cost overruns associated with the construction of two sections of the interstate highway located in suburban Philadelphia, Pennsylvania;

         (3) the Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of the Borrower, to the extent that such other monies and property are Proceeds of the Collateral, in the possession or under the control of the Agent;

         (4) all books and records (including, without limitation, computer programs, printouts and other computer materials and records) of the Borrower pertaining to any of the Collateral; and

         (5)  all Proceeds of all or any of the Collateral.

         (b) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Further Assurances; Covenants

         (a) The Borrower will not change its name, identity or corporate structure in any manner unless it shall have given the Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). The Borrower will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). The Borrower shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

         (b) The Borrower will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Agent and the Banks to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Agent to execute and file financing statements or continuation statements without the Borrower's signature appearing thereon. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Borrower shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

         (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, the Borrower shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

         (d) The Borrower shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

         (e) Without the prior written consent of the Required Banks, the Borrower will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral.

         (f) The Borrower will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Agreement.

         (g) Not more than six months nor less than 30 days prior to (i) each anniversary of the date hereof during the term of the Credit Agreement and (ii) each date on which the Borrower proposes to take any action contemplated by
Section 4(a), the Borrower shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel, satisfactory to the Agent, substantially in the form of Exhibit B-1 to the Credit Agreement to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from the Borrower have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

         (h) From time to time upon request by the Agent, the Borrower shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel satisfactory to the Agent as to such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request.

SECTION 5.  Collateral Account

         (a) There is hereby established with the Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to any provision of this Agreement. Any income received by the Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (c) of this Section shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (b) The Borrower agrees that if the proceeds of any Collateral hereunder shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Agent and the Banks and shall not be commingled with any other funds or property of the Borrower.

         (c) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed to the Agent to the extent necessary to pay the principal of and interest on any Loans then due and unpaid and the remainder, if any, to the Borrower upon the order of the Borrower. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution referred to in the previous sentence of this Section 5(b), the Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in Section 9.

         (d) Amounts on deposit in the Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the Borrower shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent, provided that, if an Event of Default has occurred and is continuing, the Agent shall, if instructed by the Required Banks, liquidate any such Liquid Securities and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "Liquid Investments" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Agent and (ii) in order to provide the Agent, for the benefit of the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

         (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates) in the State of New York; or

        (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the Security Interests.

SECTION 6.  General Authority

         The Borrower hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and the Banks, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

        (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

       (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

        (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Borrower not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Borrower agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 7.  Remedies upon Event of Default

         (a) If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Banks all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law,
(i) withdraw all cash and Liquid Investments in the Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. The Agent or any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Borrower will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) For the purpose of enforcing any and all rights and remedies under this Agreement the Agent may (i) require the Borrower to, and the Borrower agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and the Borrower, whether at the premises of the Borrower or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Borrower's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Borrower, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Borrower. The Agent may also render any or all of the Collateral unusable at the Borrower's premises and may dispose of such Collateral on such premises without liability for rent or costs.

SECTION 8.  Limitation on Duty of Agent
           in Respect of Collateral.

         Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

SECTION 9.  Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account shall be applied by the Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or Section 12 hereof or under any other Collateral Document and unpaid fees owing to the Agent under the Credit Agreement;

         second, to the ratable payment of unpaid principal of the Secured Obligations;

        third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

        fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 10.  Concerning the Agent

         The provisions of Article VII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

         (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

SECTION 11.  Appointment of Co-Agents

         At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 10).

SECTION 12.  Expenses

         In the event that the Borrower fails to comply with the provisions of the Credit Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Banks may, but shall not be required to, effect such compliance on behalf of the Borrower, and the Borrower shall reimburse the Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Required Banks from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Borrower; and if the Borrower fails to promptly pay any portion thereof when due, the Agent or any Bank may, at its option, but shall not be required to, pay the same and charge the Borrower's account therefor, and the Borrower agrees to reimburse the Agent or such Bank therefor on demand. All sums so paid or incurred by the Agent or any Bank for any of the foregoing and any and all other sums for which the Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Agent or any Bank in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Prime Borrowings, be additional Secured Obligations hereunder.

SECTION 13.  Termination of Security
            Interests; Release of Collateral

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 14.  Notices

         All notices, communications and distributions hereunder shall be given in accordance with Section 9.01 of the Credit Agreement.

SECTION 15.  Waivers, Non-Exclusive Remedies

         No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 16.  Successors and Assigns

         This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

SECTION 17.  Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Agent with the consent of the Required Banks.

SECTION 18.  New York Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 19.  Severability

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             PERINI CORPORATION


                             By /s/ James M. Markert
                                ---------------------------
                               Title: Senior Vice President



                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK, as Agent


                             By /s/ Caroline R. Shapiro
                                ---------------------------
                               Title: Vice President

                                                            EXHIBIT A
                                                            To Borrower
                                                            Security Agreement


    PERFECTION CERTIFICATE


          The undersigned, the chief executive officer and chief legal officer of Perini Corporation, a Massachusetts corporation (the "Borrower"), hereby certify with reference to the Security Agreement dated as of March 9, 1994 between the Borrower and Morgan Guaranty Trust Company of New York, as Agent (terms defined therein being used herein as therein defined), to the Agent and each Bank as follows:

         1. Names. (a) The exact corporate name of the Borrower as it appears in its certificate of incorporation is as follows:

                   Perini Corporation


         (b) Set forth below is each other corporate name the Borrower has had since its organization, together with the date of the relevant change:

    Perini & Cedario              January 5, 1918
                                  - December 10, 1919

    Perini & Sons                 December 11, 1919
                                  - July 29, 1931

    B. Perini & Sons, Inc.        July 30, 1931 -
                                  December 2, 1956


         (c) Except as set forth below, the Borrower has not changed its identity or corporate structure in any way within the past five years.

         During 1992, Perini Corporation transferred its building operations (i.e., the Western Building Division and the Eastern Building Division) to Perini Building Company, Inc., an Arizona corporation.

         In 1993, Perini Corporation acquired substantially all the assets and contracts of Gust K. Newberg Construction Co. of Chicago, IL. Those assets and contracts were used to form the Newberg/Perini Division of Perini Corporation.


         (d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units at any time during the past five years:

              "PERINI." The Borrower registered three service marks using the single word Perini in different logo formats


         2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:

    Mailing Address               County         State
    73 Mount Wayte Avenue         Middlesex      Massachusetts
    Framingham, MA  01701-9610


         (b) The following are all the places of business of the Borrower not identified above:


Name                         Mailing Address          County           State

Metropolitan                 2 Skyline Drive          Westchester      New York
New York Division            Hawthorne

Newberg/Perini Division      651 Washington Blvd      Cook             Illinois
                             Chicago

         3. Prior Locations. Set forth below is the information required by subparagraph (a) of paragraph 2 with respect to each location or place of business maintained by the Borrower at any time during the past five years:

                   Metropolitan New York Division
                   615 Broadway
                   Hastings-on-Hudson, NY  10706

                   Newberg/Perini Division
                   2040 North Ashland Avenue
                   Chicago, IL  60614

                   Western Building Division
                   75 Broadway
                   San Francisco, CA  94111

                   Eastern Building Division
                   73 Mt. Wayte Avenue
                   Framingham, MA  01701



         4. File Search Reports. Attached hereto as Schedule 4(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

         5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2(a) hereof. Attached hereto as Schedule 5(B) is a true copy of each such filing duly acknowledged by the filing officer.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth filing information with respect to the filings described in paragraph 5 above.

         7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

         IN WITNESS WHEREOF, we have hereunto set our hands this      day of
March, 1994.

                             ____________________________
                             Title:

                             ____________________________
                             Title:


                                                 SCHEDULE 6
                                                 to the Borrower
                                                 Security Agreement



    SCHEDULE OF FILINGS





Debtor    Filing Officer    File Number          Date of Filing*


































_______________

* Indicate lapse date, if other than fifth anniversary.

                                                              [CONFORMED COPY]

                                                                     EXHIBIT E


                               BORROWER PLEDGE AGREEMENT


          AGREEMENT dated as of March 9, 1994 between PERINI CORPORATION (with its successors, the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                                 W I T N E S S E T H :



          WHEREAS, the Borrower, certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

          WHEREAS, in order to induce said banks and Morgan Guaranty Trust Company of New York, as agent for such banks, to enter into the Credit Agreement, the Borrower has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Credit Agreement and the Notes issued pursuant thereto;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

          Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Collateral" has the meaning assigned to such term in Section 3(a).

          "Issuer" means any of Perini Land and Development Company, a Massachusetts corporation, Glenco-Perini-HCV, a California limited partnership, and One Hundred Thirty-Eight Joint Venture, a Georgia general partnership.

          "Pledged Instruments" means (i) all notes executed by the Issuers as described in Schedule 1 attached hereto and (ii) any instrument required to be pledged to the Agent pursuant to Section 3(b).

         "Secured Obligations" means the obligations secured under the Financing Documents including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (b) all other amounts payable by any Obligor under any Financing Document and (c) any renewals or extensions of any of the foregoing.

          "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

SECTION 2.  Representations and Warranties.

          The Borrower represents and warrants as follows:

          (a) Title to Pledged Instruments. The Borrower owns all of the Pledged Instruments, free and clear of any Liens other than the Security Interests. The Borrower is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Instruments with respect thereto.

          (b) Validity, Perfection and Priority of Security Interests. Upon the delivery of the Pledged Instruments to the Agent in accordance with Section 4 hereof, the Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Borrower nor any of its Subsidiaries has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

         (c) UCC Filing Locations. The chief executive office of the Borrower is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of instruments.

SECTION 3.  The Security Interests.

          In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Borrower hereunder:

          (a) The Borrower hereby assigns and pledges to and with the Agent for the benefit of the Banks and grants to the Agent for the benefit of the Banks security interests in the Pledged Instruments, and all of its rights and privileges with respect to the Pledged Instruments as described Schedule 1 attached hereto, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral").

          (b) In the event that any Issuer at any time issues any substitute note, or owes any other Debt to the Borrower, the Borrower will immediately pledge and deposit with the Agent such note or an instrument evidencing such other Debt as additional security for the Secured Obligations. All such shares, notes and instruments constitute Pledged Securities and are subject to all provisions of this Agreement.

          (c) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Delivery of Pledged Instruments.

          All Pledged Instruments shall be delivered to the Agent by the Borrower pursuant hereto indorsed to the order of the Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

SECTION 5.  Further Assurances.

          (a) The Borrower agrees that it will, at its expense and in such manner and form as the Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Agent to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

         (b) The Borrower agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Agent not less than 30 days' prior notice thereof.

SECTION 6.  Right to Receive Distributions on Collateral.

          The Agent shall have the right to receive and, during the continuance of any Default, to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Borrower shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Borrower shall be received in trust for the benefit of the Agent and the Banks and, if the Agent so directs during the continuance of a Default, shall be segregated from other funds of the Borrower and shall, forthwith upon demand by the Agent during the continuance of a Default, be paid over to the Agent as Collateral in the same form as received (with any necessary endorsement). After all Defaults have been cured, the Agent's right to retain dividends, interest and other payments and distributions under this Section 6 shall cease and the Agent shall pay over to the Borrower any such Collateral retained by it during the continuance of a Default.

SECTION 7.  General Authority

          The Borrower hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of the Borrower, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and Banks, but at the expense of the Borrower, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

        (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

       (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

        (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give the Borrower not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and the Borrower agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

SECTION 8.  Remedies upon Event of Default

          If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Banks all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 11 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Instruments to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Instruments,
(ii) to cause to be placed on certificates for any or all of the Pledged Instruments or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. The Borrower covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower which may be waived, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 7 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated.
 Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

SECTION 9.  Expenses

          The Borrower agrees that it will forthwith upon demand pay to the
Agent:

         (i) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

        (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at the rate applicable to Prime Borrowings plus 2%.

SECTION 10.  Limitation on Duty of Agent in Respect of
Collateral

          Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

SECTION 11.  Application of Proceeds

          Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to Section 9.03 of the Credit Agreement or under any other Collateral Document and unpaid fees owing to the Agent under the Credit Agreement;

         second, to the ratable payment of unpaid principal of the Secured Obligations;

         third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;
         fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to the Borrower or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.


SECTION 12.  Concerning the Agent

          The provisions of Article VII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

          (a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

          (b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Borrower.

SECTION 13.  Appointment of Co-Agents

          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 12).

SECTION 14.  Termination of Security Interests;
             Release of Collateral

          Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 15.  Notices

          All notices hereunder shall be given in accordance with Section 9.01 of the Credit Agreement.

SECTION 16.  Waivers, Non-Exclusive Remedies

          No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 17.  Successors and Assigns

          This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Borrower and its successors and assigns.

SECTION 18.  Changes in Writing

          Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower and the Agent with the consent of the Required Banks.

SECTION 19.  New York Law

          This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 20.  Severability

          If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              PERINI CORPORATION


                              By /s/ James M. Markert
                                 ---------------------------
                                 Title: Senior Vice President


                              MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK, as Agent


                              By /s/ Caroline R. Shapiro
                                 ---------------------------
                                 Title: Vice President

                                                               Schedule 1
                                                               to the Borrower
                                                               Pledge Agreement

1. Note dated as of March 7, 1994, issued by Perini Land and Development in favor of the Borrower.

2. Note dated as of March 7, 1994, issued by One Hundred Thirty-Eight Joint Venture in the amount of $9,969,000, payable to Perini Land and Development and assigned by Perini Land and Development to the Borrower on or about March 7, 1994.

3. Note dated as of March 7, 1994, issued by Glenco-Perini-HCV Partners in the amount of $19,626,444, payable to Perini Resorts and assigned by Perini Resorts to Perini Land and Development on or about March 7, 1994 and assigned by Perini Land and Development to the Borrower on or about March 7, 1994.

                                                               [CONFORMED COPY]

                                                                      EXHIBIT F



                              SUBSIDIARY GUARANTEE AGREEMENT


         AGREEMENT dated as of March 9, 1994 among Perini Corporation, a Massachusetts corporation (the "Borrower"), each of the Subsidiary Guarantors listed on the signature pages hereof under the caption "Subsidiary Guarantors" and each Person that shall, at any time after the date hereof, become a "Subsidiary Guarantor" hereunder (collectively, the "Subsidiary Guarantors") and Morgan Guaranty Trust Company of New York, as Agent.

         WHEREAS, the Borrower has entered into a Credit Agreement (as the same may be amended from time to time, the "Credit Agreement") dated as of March 9, 1994 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent, pursuant to which the Borrower is entitled, subject to certain conditions, to borrow up to $15,000,000;

         WHEREAS, the Credit Agreement provides, among other things, that one condition to its effectiveness is the execution and delivery by the Borrower and the Subsidiary Guarantors (the "Obligors") of this Subsidiary Guarantee Agreement; and

         WHEREAS, in conjunction with the transactions contemplated by the Credit Agreement and in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Subsidiary Guarantors, and in order to induce the Banks and the Agent to enter into the Credit Agreement and to make Loans thereunder, the Subsidiary Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement and the Notes;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition the following term, as used herein, has the following meaning:

         "Guaranteed Obligations" means (i) all obligations of the Borrower in respect of principal of and interest on the Loans and the Notes, (ii) all other amounts payable by the Borrower under the Credit Agreement or the Notes and
(iii) all renewals or extensions of the foregoing, in each case whether now outstanding or hereafter arising. The Guaranteed Obligations shall include, without limitation, any interest, costs, fees and expenses which accrue on or with respect to any of the foregoing, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more than one of the Borrower and the Subsidiary Guarantors, and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto but for the commencement of such case, proceeding or other action.


                                  ARTICLE II

                                  Guarantees


         SECTION 2.01. The Guarantees. Subject to Section 2.03, the Subsidiary Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to the Banks and the Agent and to each of them, the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the indebtedness guaranteed hereby, the Subsidiary Guarantors, subject to Section 2.03, hereby jointly, severally and unconditionally agree to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower.

         SECTION 2.02. Guarantees Unconditional. The obligations of each Subsidiary Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any Financing Document, by operation of law or otherwise;

         (b) any modification or amendment of or supplement to any other Financing Document;

         (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of any other Obligor under any Financing Document;

         (d) any change in the corporate existence, structure or ownership of any other Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any Financing Document;

         (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against any other Obligor, the Agent, any Bank or any other Person, whether or not arising in connection with the Financing Documents; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any Financing Document, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable by any other Obligor under any Financing Document; or

         (g) any other act or omission to act or delay of any kind by any other Obligor, the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Subsidiary Guarantor under this Article II.

         SECTION 2.03. Limit of Liability. Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 2.04.  Discharge; Reinstatement in Certain Circumstances.
Each Subsidiary Guarantor's obligations under this Article II shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under any Financing Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, each Subsidiary Guarantor's obligations under this
Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.05. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Obligor or any other Person.

         SECTION 2.06. Subrogation and Contribution. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Obligor in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment.

         SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Financing Documents shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                   ARTICLE III

                            COVENANT OF THE BORROWER


         SECTION 3.01. Additional Subsidiary Guarantors. The Borrower agrees, within 10 days of each request therefor by the Required Banks, to cause any Subsidiary which is not at the time a Subsidiary Guarantor hereunder to become a Subsidiary Guarantor hereunder.


                                    ARTICLE IV

                                   MISCELLANEOUS


         SECTION 4.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or, in the case of any Subsidiary Guarantor as to which no such address or telex or facsimile number is so set forth, to it at the address or telex or facsimile number of the Borrower set forth on the signature pages hereof) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section 4.01 and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section 4.01 and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section 4.01.

         SECTION 4.02. No Waiver. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Borrower, each Subsidiary Guarantor and the Agent with the prior written consent of the Required Banks under the Credit Agreement.

         SECTION 4.04. Governing Law; Submission to Jurisdiction; Waiver of a Jury Trial. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Each of the Subsidiary Guarantors hereby agrees to be bound by each provision of the Credit Agreement which purports to bind all Obligors, including Sections 9.08 and 9.10, to the same extent as if it were a signatory party thereto.

         SECTION 4.05. Successors and Assigns. This Agreement is for the benefit of the Banks and the Agent and their respective successors and assigns and in the event of an assignment of the Loans, the Notes or other amounts payable under the Financing Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Agent shall have received a counterpart hereof signed by the Borrower and one or more of the Subsidiary Guarantors and when the Credit Agreement shall become effective in accordance with its terms. Thereafter, upon execution and delivery of a counterpart of this Agreement on behalf of any other Subsidiary Guarantor, this Agreement shall become effective with respect to such Subsidiary Guarantor as of the date of such delivery.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                        PERINI CORPORATION


                        By /s/ James M. Markert
                           -----------------------------
                           Title: Senior Vice President


                        By /s/ Susan C. Mellace
                           -----------------------------
                           Title: Treasurer

                        73 Mount Wayte Avenue
                        Framingham, MA  01701
                        Telex Number: (508) 628-2960



                        SUBSIDIARY GUARANTORS

                        PERINI BUILDING COMPANY, INC.


                        By /s/ Robert Band
                           -----------------------------
                           Title: Vice President

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        PERINI INTERNATIONAL CORPORATION


                        By /s/ Donald Paula
                           -----------------------------
                          Title: Vice President, Controller

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        PERINI LAND AND DEVELOPMENT COMPANY


                        By /s/ John H. Schwarz
                           -------------------------------
                           Title: Chief Executive Officer

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        R. E. DAILEY & CO.


                        By /s/ Lawrence C. Dailey
                           -------------------------------
                           Title: Chairman

                        2000 Town Center, Suite 1600
                        Southfield, MI 40875
                        Facsimile number: (313) 352-6280



                        PARAMOUNT DEVELOPMENT
                          ASSOCIATES, INC.


                        By /s/ Bart W. Perini
                           -------------------------------
                           Title: President and Chief
                                  Executive Officer

                         73 Mount Wayte Avenue
                         Framingham, MA  01701
                         Facsimile number: (508) 628-2960



                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                        By /s/ Caroline R. Shapiro
                           --------------------------------
                           Title: Vice President

                                                              [CONFORMED COPY]

                                EXHIBIT G

                     SUBSIDIARY SECURITY AGREEMENT

         AGREEMENT dated as of March 9, 1994 among PERINI LAND AND DEVELOPMENT COMPANY ("PL&D"), PARAMOUNT DEVELOPMENT ASSOCIATES, INC. (collectively with any other Subsidiary Guarantor becoming a party hereto, the "Subsidiary Guarantors") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                           W I T N E S S E T H :


         WHEREAS, Perini Corporation (the "Borrower"), certain banks and Morgan Guaranty Trust Company of New York, as agent for such banks, are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement");

         WHEREAS, the Subsidiary Guarantors, certain other Subsidiaries of the Borrower, the Borrower and the Agent are parties to a Subsidiary Guarantee Agreement of even date herewith (as may be amended from time to time, the "Subsidiary Guarantee Agreement"); and

         WHEREAS, each of the Subsidiary Guarantors is a direct or indirect subsidiary of the Borrower; and

         WHEREAS, in order to induce said banks and the Agent to enter into the Credit Agreement and accept the Subsidiary Guarantee Agreement, each Subsidiary Guarantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure its obligations under the Subsidiary Guarantee Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions

         Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

         "Collateral" has the meaning set forth in Section 3(a).

         "Liquid Investments" has the meaning set forth in Section 5(d).

         "Perfection Certificate" means, with respect to any Subsidiary Guarantor, a certificate substantially in the form of Exhibits A-1 and A-2, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief executive officer and the chief legal officer of such Subsidiary Guarantor.

         "Permitted Liens" means the Security Interests and the Liens on the Collateral permitted to be created, assumed or exist pursuant to Section 5.13 of the Credit Agreement.

         "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, the Collateral, including without limitation all claims of each Subsidiary Guarantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Secured Obligations" means the obligations secured under the Financing Documents including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (b) all other amounts payable by any Obligor under any Financing Document and (c) any renewals or extensions of any of the foregoing.

         "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

         "Subsidiary Collateral Account" has the meaning set forth in Section 5.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.  Representations and Warranties

         Each Subsidiary Guarantor represents and warrants as follows:

         (a) Such Subsidiary Guarantor has good and marketable title to the Collateral set forth opposite its name on Schedule 1 hereto, free and clear of any Liens other than the Permitted Liens.

         (b) None of the Subsidiary Guarantors has performed any acts which might prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Subsidiary Guarantors) asserting any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

         (c) Not less than five Domestic Business Days prior to the date of the first Borrowing under the Credit Agreement, each Subsidiary Guarantor shall deliver a Perfection Certificate to the Agent. The information set forth therein shall be correct and complete. Not later than 60 days following the date of the first Borrowing, each Subsidiary Guarantor shall furnish to the Agent file search reports from each UCC filing office set forth in Schedule 6 to the Perfection Certificates confirming the filing information set forth in such Schedules.

         (d) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibits A-1 and A-2 shall have been filed in the offices specified in the Perfection Certificates, the Security Interests shall constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for the Permitted Liens.

SECTION 3.  The Security Interests

         (a) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Borrower under the Credit Agreement, the obligations of the Subsidiary Guarantors hereunder and under the Subsidiary Guarantee Agreement, each Subsidiary Guarantor hereby grants to the Agent for the ratable benefit of the Banks a continuing security interest in and to all of the property of such Subsidiary Guarantor, whether now owned or existing or hereafter acquired or arising and regardless of where located listed on
Schedule 1 hereto opposite its name (all being collectively referred to as the "Collateral").

         (b) The Security Interests are granted as security only and shall not subject the Agent or any Bank to, or transfer or in any way affect or modify, any obligation or liability of each Subsidiary Guarantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4.  Further Assurances; Covenants

         (a) No Subsidiary Guarantor will change its name, identity or corporate structure in any manner unless it shall have given the Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). No Subsidiary Guarantor will change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Agent prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l). No Subsidiary Guarantor shall in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

         (b) Each Subsidiary Guarantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Agent and the Banks to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Subsidiary Guarantor hereby authorizes the Agent to execute and file financing statements or continuation statements without such Subsidiary Guarantor's signature appearing thereon. Each Subsidiary Guarantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Each Subsidiary Guarantor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

         (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Subsidiary Guarantor's agents or processors, such Subsidiary Guarantor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

         (d) Each Subsidiary Guarantor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

         (e) Without the prior written consent of the Required Banks, no Subsidiary Guarantor will sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral.

         (f) Each Subsidiary Guarantor will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Agreement.

         (g) Not more than six months nor less than 30 days prior to (i) each anniversary of the date hereof during the term of the Credit Agreement and (ii) each date on which any of the Subsidiary Guarantors proposes to take any action contemplated by Section 4(a), such Subsidiary Guarantor shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel, satisfactory to the Agent, substantially in the form of Exhibit B-1 to the Credit Agreement to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interests for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from such Subsidiary Guarantor have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

         (h) From time to time upon request by the Agent, each Subsidiary Guarantor shall, at its cost and expense, cause to be delivered to the Banks an opinion of counsel satisfactory to the Agent as to such matters relating to the transactions contemplated hereby as the Required Banks may reasonably request.

SECTION 5.  Collateral Account

         (a) There is hereby established with the Agent a cash collateral account (the "Subsidiary Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of the Collateral required to be delivered to the Agent pursuant to any provision of this Agreement. Any income received by the Agent with respect to the balance from time to time standing to the credit of the Subsidiary Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Subsidiary Collateral Account. All right, title and interest in and to the cash amounts on deposit from time to time in the Subsidiary Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (c) of this Section shall vest in the Agent, shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

         (b) Each Subsidiary Guarantor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Subsidiary Guarantor shall as promptly as possible deposit such proceeds into the Subsidiary Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Subsidiary Guarantor for and as the property of the Agent and the Banks and shall not be commingled with any other funds or property of such Subsidiary Guarantor.

         (c) The balance from time to time standing to the credit of the Subsidiary Collateral Account shall, except upon the occurrence and continuation of an Event of Default, be distributed to the Agent to the extent necessary to pay the principal of and interest on any Loans then due and unpaid and the remainder, if any, to the relevant Subsidiary Guarantor upon the order of such Subsidiary Guarantor. If immediately available cash on deposit in the Subsidiary Collateral Account is not sufficient to make any distribution referred to in the previous sentence of this Section 5(c), the Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 5, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Subsidiary Collateral Account in the manner specified in Section 9. Notwithstanding any of the foregoing, the Collateral Agent shall disburse any Casualty Proceeds to PL&D from time to time upon receipt of a certificate of a financial officer of PL&D prepared in good faith and stating that either (x) the Casualty Proceeds to be so disbursed do not exceed, on a cumulative basis, the amounts theretofore expended by PL&D to restore or replace such Mortgaged Facility or (y) the restoration or replacement of such Mortgaged Facility has been completed, provided that no such certificate shall be required in respect of, and the Agent shall promptly disburse to PL&D upon its receipt of, Casualty Proceeds aggregating $100,000 or less with respect to any Casualty or Condemnation.

         (d) Amounts on deposit in the Subsidiary Collateral Account shall be invested and re-invested from time to time in such Liquid Investments as the relevant Subsidiary Guarantor shall determine, which Liquid Investments shall be held in the name and be under the control of the Agent, provided that, if an Event of Default has occurred and is continuing, the Agent shall, if instructed by the Required Banks, liquidate any such Liquid Securities and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 9. For this purpose, "Liquid Investments" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Agent and (ii) in order to provide the Agent, for the benefit of the Banks, with a perfected security interest therein, each Liquid Investment shall be either:

         (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or an agent thereof (which shall not be the Borrower or any of its Affiliates) in the State of New York; or

        (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the Security Interests.

SECTION 6.  General Authority

         Each Subsidiary Guarantor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of such Subsidiary Guarantor, the Agent, the Banks or otherwise, for the sole use and benefit of the Agent and the Banks, but at such Subsidiary Guarantor's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

        (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

       (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

        (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;


provided that the Agent shall give such Subsidiary Guarantor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Subsidiary Guarantor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

SECTION 7.  Remedies upon Event of Default

         (a) If any Event of Default has occurred and is continuing, the Agent may exercise on behalf of the Banks all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law,
(i) withdraw all cash and Liquid Investments in the Subsidiary Collateral Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 9 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. The Agent or any Bank may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The relevant Subsidiary Guarantor will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the relevant Subsidiary Guarantor which may be waived, and the relevant Subsidiary Guarantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 6 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         (b) For the purpose of enforcing any and all rights and remedies under this Agreement the Agent may (i) require each Subsidiary Guarantor to, and each Subsidiary Guarantor agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and such Subsidiary Guarantor, whether at the premises of such Subsidiary Guarantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use such Subsidiary Guarantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by such Subsidiary Guarantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by such Subsidiary Guarantor. The Agent may also render any or all of the Collateral unusable at such Subsidiary Guarantor's premises and may dispose of such Collateral on such premises without liability for rent or costs.

SECTION 8.  Limitation on Duty of Agent
           in Respect of Collateral.

         Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

SECTION 9.  Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Subsidiary Collateral Account shall be applied by the Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Bank is to be reimbursed pursuant to the Subsidiary Guarantee Agreement or Section
9.03 of the Credit Agreement or Section 12 hereof or under any other Collateral Document and unpaid fees owing to the Agent under the Credit Agreement;

         second, to the ratable payment of unpaid principal of the Secured Obligations;

        third, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Credit Agreement;

        fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         finally, to payment to each Subsidiary Guarantor, as appropriate, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 10.  Concerning the Agent

         The provisions of Article VII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

         (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

         (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Subsidiary Guarantor.

SECTION 11.  Appointment of Co-Agents

         At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Banks with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 10).

SECTION 12.  Expenses

         In the event that any Subsidiary Guarantor fails to comply with the provisions of the Subsidiary Guarantee Agreement or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Required Banks may, but shall not be required to, effect such compliance on behalf of such Subsidiary Guarantor, and the Subsidiary Guarantor shall reimburse the Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Required Banks from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by the Subsidiary Guarantor; and if such Subsidiary Guarantor fails to promptly pay any portion thereof when due, the Agent or any Bank may, at its option, but shall not be required to, pay the same and charge such Subsidiary Guarantor's account therefor, and each Subsidiary Guarantor agrees to reimburse the Agent or such Bank therefor on demand. All sums so paid or incurred by the Agent or any Bank for any of the foregoing and any and all other sums for which a Subsidiary Guarantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Agent or any Bank in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Prime Borrowings, be additional Secured Obligations hereunder.

SECTION 13.  Termination of Security
            Interests; Release of Collateral

         Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to each Subsidiary Guarantor, as appropriate. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Required Banks. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of the corresponding Subsidiary Guarantor, execute and deliver to such Subsidiary Guarantor such documents as such Subsidiary Guarantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 14.  Notices

         All notices, communications and distributions hereunder shall be given in accordance with Section 4.01 of the Subsidiary Guarantee Agreement.

SECTION 15.  Waivers, Non-Exclusive Remedies

         No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement, the Subsidiary Guarantee Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Credit Agreement and the Subsidiary Guarantee Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 16.  Successors and Assigns

         This Agreement is for the benefit of the Agent and the Banks and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on each Subsidiary Guarantor and its successors and assigns.

SECTION 17.  Changes in Writing

         Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Subsidiary Guarantor and the Agent with the consent of the Required Banks.

SECTION 18.  New York Law

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

SECTION 19.  Severability

         If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                        PARAMOUNT DEVELOPMENTS
                          ASSOCIATES, INC.


                        By /s/ Bart W. Perini
                           -------------------------------
                           Title: President and Chief
                                  Executive Officer


                        PERINI LAND AND DEVELOPMENT COMPANY


                        By /s/ John H. Schwarz
                           -------------------------------
                           Title: Chief Executive Officer


                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK, as Agent


                        By /s/ Caroline R. Shapiro
                           -------------------------------
                           Title: Vice President

                                                           SCHEDULE 1
                                                           To Subsidiary
                                                           Security Agreement


Paramount Development Associates, Inc. ("Paramount"):

1. All right, title and interest of Paramount in and to the Option Agreement dated on or about March 21, 1991 between Paramount and New England Development Company for the sale of 53 acres of real property located in Marlborough, Massachusetts;

2. All right, title and interest of Paramount in and to I-10 Industrial Park Developers, a joint venture formed by Paramount and Mardian Development Company on or about June 14, 1976, including but not limited to all amounts payable to such joint venture and the proceeds of the sale of Airport Commerce Center;

3. All books and records (including, without limitation, credit files, computer programs, printouts and other computer materials and records) of Paramount pertaining to any of its Collateral;

4. The Subsidiary Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of Paramount, to the extent such other monies and property are Proceeds of the Collateral, in the possession or under the control of the Agent; and

5.  All Proceeds of all or any of the Collateral described above.


Perini Land and Development Company ("PL&D"):

1. All right, title and interest of PL&D in, and to receive, any amounts payable by the Oaks at Buckhead, a Georgia partnership formed by PL&D and R.S. Atlanta, Inc. on or about August 31, 1990, up to an aggregate amount of $1,200,000;

2. All books and records (including, without limitation, credit files, computer programs, printouts and other computer materials and records) of PL&D pertaining to any of its Collateral;

3. The Subsidiary Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 5(c) and other monies and property of any kind of PL&D, to the extent such other monies and property are Proceeds of the Collateral, in the possession or under the control of the Agent; and

4.  All Proceeds of all or any of the Collateral described above.

                                                            EXHIBIT A-1
                                                            To Subsidiary
                                                            Security Agreement


                                PERFECTION CERTIFICATE


          The undersigned, the chief executive officer and chief legal officer of Perini Land and Development Company, a Delaware corporation (the "Subsidiary Guarantor"), hereby certify with reference to the Security Agreement dated as of March 9, 1994 between the Subsidiary Guarantor and Morgan Guaranty Trust Company of New York, as Agent (terms defined therein being used herein as therein defined), to the Agent and each Bank as follows:

         1. Names. (a) The exact corporate name of the Subsidiary Guarantor as it appears in its certificate of incorporation is as follows:

Perini Land and Development Company


         (b) Set forth below is each other corporate name the Subsidiary Guarantor has had since its organization, together with the date of the relevant change:




         (c) Except as set forth below, the Subsidiary Guarantor has not changed its identity or corporate structure in any way within the past five years.

         [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

         (d) The following is a list of all other names (including trade names or similar appellations) used by the Subsidiary Guarantor or any of its divisions or other business units at any time during the past five years:




         2. Current Locations. (a) The chief executive office of the Subsidiary Guarantor is located at the following address:

    Mailing Address          County         State
    73 Mount Wayte Avenue    Middlesex      Massachusetts
    Framingham




         (b) The following are all the places of business of the Subsidiary Guarantor not identified above:

               Mailing
    Name       Address     County     State





         3. Prior Locations. Set forth below is the information required by subparagraph (a) of paragraph 2 with respect to each location or place of business maintained by the Subsidiary Guarantor at any time during the past five years:





         4. File Search Reports. Attached hereto as Schedule 4(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

         5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 5(B) is a true copy of each such filing duly acknowledged by the filing officer.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth filing information with respect to the filings described in paragraph 5 above.

         7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

         IN WITNESS WHEREOF, we have hereunto set our hands this      day of
March, 1994.



                             ____________________________
                             Title:


                             ____________________________
                             Title:

                                                            SCHEDULE 6
                                                            To Subsidiary
                                                            Security Agreement
                                                            Perfection
                                                            Certificate



    SCHEDULE OF FILINGS




Debtor       Filing Officer       File Number             Date of Filing*<F1>

















[FN]
_______________

<F1>* Indicate lapse date, if other than fifth anniversary.

                                                            EXHIBIT A-2
                                                            To Subsidiary
                                                            Security Agreement


                                  PERFECTION CERTIFICATE


          The undersigned, the chief executive officer and chief legal officer of Paramount Development Associates, Inc., a Massachusetts corporation (the "Subsidiary Guarantor"), hereby certify with reference to the Security Agreement dated as of March 9, 1994 between the Subsidiary Guarantor and Morgan Guaranty Trust Company of New York, as Agent (terms defined therein being used herein as therein defined), to the Agent and each Bank as follows:

         1. Names. (a) The exact corporate name of the Subsidiary Guarantor as it appears in its certificate of incorporation is as follows:

Paramount Development Associates, Inc.


         (b) Set forth below is each other corporate name the Subsidiary Guarantor has had since its organization, together with the date of the relevant change:




         (c) Except as set forth below, the Subsidiary Guarantor has not changed its identity or corporate structure in any way within the past five years.

         [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

         (d) The following is a list of all other names (including trade names or similar appellations) used by the Subsidiary Guarantor or any of its divisions or other business units at any time during the past five years:




         2. Current Locations. (a) The chief executive office of the Subsidiary Guarantor is located at the following address:

    Mailing Address          County         State
    73 Mount Wayte Avenue    Middlesex      Massachusetts
    Framingham




         (b) The following are all the places of business of the Subsidiary Guarantor not identified above:

               Mailing
    Name       Address     County     State





         3. Prior Locations. Set forth below is the information required by subparagraph (a) of paragraph 2 with respect to each location or place of business maintained by the Subsidiary Guarantor at any time during the past five years:





         4. File Search Reports. Attached hereto as Schedule 4(A) is a true copy of a file search report from the Uniform Commercial Code filing officer in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

         5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof. Attached hereto as Schedule 5(B) is a true copy of each such filing duly acknowledged by the filing officer.

         6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth filing information with respect to the filings described in paragraph 5 above.

         7. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

         IN WITNESS WHEREOF, we have hereunto set our hands this      day of
March, 1994.



                             ____________________________
                             Title:


                             ____________________________
                             Title:

                                                    SCHEDULE 6
                                                    To Subsidiary
                                                    Security Agreement
                                                    Perfection
                                                    Certificate



                          SCHEDULE OF FILINGS




Debtor    Filing Officer    File Number          Date of Filing*<F1>

















[FN]
_______________
<F1>* Indicate lapse date, if other than fifth anniversary.

                                                                  EXHIBIT I



                ASSIGNMENT AND ASSUMPTION AGREEMENT




         AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), PERINI CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                        W I T N E S S E T H


         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of March 9, 1994 among the Borrower, the Assignor and the other Banks party thereto and the Agent (the "Credit Agreement");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a
Commitment to make Loans to the Borrower in an amount equal to $            ;

         WHEREAS, Loans made to the Borrower by the Assignor under the Credit
Agreement are outstanding on the date hereof in the amount of $       ; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment in an amount equal to $__________, together with a corresponding portion of its outstanding Loans (the "Assigned Amount") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount. Upon the execution and delivery hereof by the Assignor, the Assignee and the Agent, and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, holding Loans in amounts corresponding to the Assigned Amount, and (ii) the Commitment and Loans, of the Assignor shall, as of the date hereof, be reduced by like amounts and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and other fees accrued under the Credit Agreement to the date hereof are for the account of the Assignor and such fees and commissions accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of such consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or any Subsidiary Guarantor, or the validity and enforceability of the obligations of the Borrower or any Subsidiary Guarantor in respect of the Financing Documents. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and the Subsidiary Guarantors.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                             [ASSIGNOR]


                             By_________________________
                               Title:



                             [ASSIGNEE]


                             By__________________________
                               Title:


                             PERINI CORPORATION



                             By__________________________
                               Title:



                             By__________________________
                               Title:


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By__________________________
                               Title:

                                                         CONFORMED COPY



                        AMENDMENT NO. 1 TO CREDIT AGREEMENT


         AMENDMENT dated as of May 3, 1994 among PERINI CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                             W I T N E S S E T H :


         WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of March 9, 1994 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to allow the Borrower to pay dividends on certain convertible preferred stock.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Amendment of Section 1.01 of the Agreement. The definition of "Restricted Payment" is hereby amended by deleting the figure "$2,125,000" appearing in clause (i) of the proviso thereto and substituting therefor the figure "$5,125,000".

         SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. Rights Otherwise Unaffected. This Amendment is limited to the matters expressly set forth herein. Except to the extent specifically amended hereby, all terms of the Agreement shall remain in full force and effect.

         SECTION 5. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                             PERINI CORPORATION


                             By /s/ James M. Markert
                                ---------------------------
                                Title: Senior Vice President


                             MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK


                             By /s/ Caroline R. Shapiro
                                ---------------------------
                                Title: Vice President


                             BANK OF AMERICA NATIONAL TRUST
                               & SAVINGS ASSOCIATION


                             By /s/ Richard J. Cerf
                                ---------------------------
                                Title: Vice President


                             SHAWMUT BANK, N.A.


                             By /s/ Robert J. Lord
                                ---------------------------
                                Title: Director


                             FLEET BANK OF MASSACHUSETTS, N.A.


                             By /s/ Jeffrey Bauer
                                ---------------------------
                                Title: Vice President


                             BAYBANK BOSTON, N.A.


                             By /s/ Timothy M. Laurion
                                ---------------------------
                                Title: Vice President